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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
MICROSEMI CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MICROSEMI CORPORATION

NOTICE OF ANNUAL MEETING ON FEBRUARY 20, 2008
AND PROXY STATEMENT

TABLE OF CONTENTS

Proxy Statement	1
Questions and Answers	1
Security Ownership of Certain Beneficial Owners and Management	6
Proposal 1—Election of Directors	8
Executive Officers	9
Corporate Governance, Board Meetings and Committees	10
Director Compensation	14
Executive Compensation	16
Compensation Discussion and Analysis	16
Report of the Compensation Committee	22
Compensation Committee Interlocks and Insider Participation	22
Summary Compensation Table	23
Grants of Plan-Based Awards	25
Outstanding Equity Awards at Fiscal Year-End	27
Option Exercises and Stock Vested	28
Potential Payments Upon Termination or Change in Control	28
Section 16(a) Beneficial Ownership Reporting Compliance	31
Proposal 2—Approval of Amendment to Certificate of Incorporation	31
Proposal 3—Approval of the Microsemi Corporation 2008 Performance Incentive Plan	32
Equity Compensation Plan Information	38
Audit Matters	40
Audit Committee Report	40
Proposal 4—Ratification of Independent Registered Public Accounting Firm	42
Transactions with Related Persons	42
Delivery of Documents to Stockholders Sharing an Address	43
Annual Report	43
Electronic Access to Proxy Materials and Annual Report	43
Other Matters	43

MICROSEMI CORPORATION
2381 Morse Avenue
Irvine, California 92614

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on February 20, 2008

TO THE STOCKHOLDERS OF MICROSEMI CORPORATION:

        Our 2008 Annual Meeting of Stockholders will be held at the Hyatt Regency Irvine, 17900 Jamboree Road, Irvine, California 92614, on Wednesday, February 20, 2008 at 10:00 a.m., Pacific standard time, for the following purposes:

  1.
  To elect seven directors to serve until our next annual meeting of stockholders and until their successors are duly elected and qualified (Proposal 1);

  2.
  To consider and vote upon a proposal to amend our Certificate of Incorporation for the purpose of increasing the number of authorized shares of our common stock from 100,000,000 to 250,000,000 (Proposal 2);

  3.
  To consider and vote upon a proposal to approve the Microsemi Corporation 2008 Performance Incentive Plan (Proposal 3);

  4.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2008 (Proposal 4); and

  5.
  To transact such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

        Any action on the items described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting is properly adjourned or postponed.

        Only stockholders of record at the close of business on January 4, 2008 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the meeting.

By Order of the Board of Directors,

David R. Sonksen Secretary

Irvine, California
January [    ], 2008

        IT IS IMPORTANT THAT ALL OF OUR STOCKHOLDERS BE REPRESENTED AT OUR ANNUAL MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. STOCKHOLDERS, WHETHER YOU EXPECT TO ATTEND THE MEETING IN PERSON OR NOT, ARE URGED TO VOTE YOUR SHARES BY COMPLETING, SIGNING, DATING AND RETURNING THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION CARD IN THE PRE-ADDRESSED RETURN ENVELOPE PROVIDED OR BY TRANSMITTING YOUR VOTING INSTRUCTIONS ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE. PLEASE SEE THE ACCOMPANYING INSTRUCTIONS FOR MORE DETAILS ON VOTING. RETURNING YOUR PROXY CARD OR VOTING INSTRUCTION CARD PROMPTLY WILL ASSIST US IN REDUCING THE EXPENSES OF ADDITIONAL PROXY SOLICITATION. SUBMITTING YOUR PROXY CARD OR VOTING INSTRUCTION CARD DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING (AND, IF YOU ARE NOT A STOCKHOLDER OF RECORD, YOU HAVE OBTAINED A LEGAL PROXY FROM THE BROKER, TRUSTEE OR OTHER NOMINEE THAT HOLDS YOUR SHARES GIVING YOU THE RIGHT TO VOTE THE SHARES IN PERSON AT THE ANNUAL MEETING).

        Additional copies of proxy materials should be requested in writing and addressed to:

    Attention: Investor Relations
    Microsemi Corporation
    2381 Morse Avenue
    Irvine, California 92614

MICROSEMI CORPORATION
2381 Morse Avenue
Irvine, California 92614

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
February 20, 2008

        Our Board of Directors is soliciting your proxy for our Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific standard time, on February 20, 2008 at the Hyatt Regency Irvine, 17900 Jamboree Road, Irvine, California 92614, and any and all adjournments or postponements of the Annual Meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. We are first mailing this proxy statement and the accompanying form of proxy to our stockholders on or about January [    ], 2008.

QUESTIONS AND ANSWERS

Proxy Materials

1.     What information is contained in this proxy statement?

        The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board of Directors and the committees of our Board of Directors, the compensation of directors and certain of our executive officers for fiscal 2007, and other required information.

Voting Information

2.     What items of business will be voted on at the Annual Meeting?

        The items of business scheduled to be voted on at the Annual Meeting are:

  •
  The election of seven directors to serve until our next annual meeting of stockholders and until their successors are duly elected and qualified (Proposal 1);

  •
  Consideration of a proposal to amend our Certificate of Incorporation for the purpose of increasing the number of authorized shares of our common stock from 100,000,000 to 250,000,000 (Proposal 2);

  •
  Consideration of a proposal to approve the Microsemi Corporation 2008 Performance Incentive Plan (Proposal 3); and

  •
  Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2008 (Proposal 4).

        We will also consider any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof. See Question 11 "What happens if additional matters are presented at the Annual Meeting?" below.

3.     How does the Board recommend that I vote?

        Our Board of Directors recommends that you vote "FOR" each of the nominees to the Board and "FOR" each of the other proposals.

4.     What shares can I vote?

        Each share of our common stock outstanding as of the close of business on January 4, 2008, the record date, is entitled to be voted on all items being voted upon at the Annual Meeting. You may vote all shares owned by you as of the record date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank. On the record date, [                        ] shares of our common stock were outstanding.

5.     How can I vote my shares in person at the Annual Meeting?

        Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name (as described below) may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

6.     How can I vote my shares without attending the Annual Meeting?

        Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

  By Internet—Stockholders of record with Internet access may submit proxies by following the instructions on their proxy cards for voting by Internet. Most of our stockholders who hold shares beneficially in street name may vote by accessing the website specified on the voting instruction cards provided by their brokers, trustees or nominees. Please check the voting instruction card for Internet voting availability.

  By Telephone—Stockholders of record may submit proxies by following the instructions on their proxy cards for voting by telephone. Most of our stockholders who hold shares beneficially in street name may vote by telephone by calling the number specified on the voting instruction cards provided by their brokers, trustees or nominees. Please check the voting instruction card for telephone voting availability.

  By Mail—Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes.

7.     What is the deadline for voting my shares?

        If you hold shares as a stockholder of record, your vote must be received before the commencement of voting at the Annual Meeting, except that if you vote your shares electronically on the Internet or by telephone, your vote by proxy must be received prior to 8:59 p.m., Pacific Standard Time, on the day prior to the Annual Meeting. If you hold shares beneficially in street name with a broker, trustee or nominee, please follow the voting instructions provided by your broker, trustee or nominee.

8.     May I change my vote?

        You may change your vote at any time prior to the vote at the Annual Meeting. If you are a stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Secretary at our principal executive offices prior to your shares being voted, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares, by attending the meeting and voting in person.

9.     How are votes counted?

        In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees.

        For the other proposals, you may vote "FOR," "AGAINST," or "ABSTAIN." If you "ABSTAIN," the abstention has the same effect as a vote against the proposal.

        If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you submit your proxy or voting instructions without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" each of the nominees to our Board Directors and "FOR" each of the other proposals and in the discretion of the proxy holders on any other matters that properly come before the meeting).

10.   What is the voting requirement to approve each of the proposals?

        In the election of directors, the seven persons receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors.

        Proposal 2, approval of an amendment to our Certificate of Incorporation, requires the affirmative vote of holders of at least a majority of the shares of our outstanding common stock, whether or not present or represented by proxy at the Annual Meeting. All other proposals require the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting.

        If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will have the same effect as a vote against Proposal 2 but will not be counted in determining the number of shares necessary for approval of any other matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter.

11.   What happens if additional matters are presented at the Annual Meeting?

        Other than the four items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, James J. Peterson and David R. Sonksen, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.

12.   Who will serve as inspectors of elections?

        The inspectors of elections will be Hoang M. Ngo and Debbie W. Weber.

13.   Who will bear the cost of soliciting votes for the Annual Meeting?

        Our Board of Directors is making this solicitation and we will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

14.   Where can I find the voting results of the Annual Meeting?

        We intend to announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2008.

Stock Ownership Information

15.   What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        Most of our stockholders hold their shares through a broker, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

        If your shares are registered directly in your name with our transfer agent, Mellon Investor Services LLC, you are considered, with respect to those shares, the stockholder of record, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner

        If your shares are held in a brokerage account or by a trustee or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you also are invited to attend the Annual Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

        Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting.

Annual Meeting Information

16.   How can I attend the Annual Meeting?

        You are entitled to attend the Annual Meeting only if you were a stockholder or joint holder as of the close of business on January 4, 2008 or you hold a valid proxy for the Annual Meeting. If you are not a stockholder of record but hold shares beneficially through a broker, trustee or nominee, you should provide proof of beneficial ownership on the record date, a copy of the voting instruction card provided by your broker, trustee or nominee or other similar evidence of ownership.

17.   How many shares must be present or represented to conduct business at the Annual Meeting?

        The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting must be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes described previously in Question 10 are counted for the purpose of determining the presence of a quorum.

Stockholder Proposals, Director Nominations and Related Bylaw Provisions

18.   May I propose actions for consideration at next year's annual meeting?

        Yes. Stockholders interested in submitting a proposal for inclusion in the proxy materials distributed by us for the 2009 annual meeting of stockholders may do so by following the procedures described in Rule 14a-8 promulgated by the Securities and Exchange Commission. To be eligible for inclusion, stockholder proposals must be received no later than September [    ], 2008 and must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be sent to our Secretary at our principal executive offices. If you intend to present a proposal at our 2009 annual meeting of stockholders, but you do not intend to have it included in our proxy statement for that meeting, your proposal must be delivered to our Secretary no later than December [    ], 2008. If a stockholder notifies us that it intends to present a proposal for consideration at our 2009 annual meeting of stockholders after that date, we, acting through the persons named as proxies in the proxy materials for that meeting, may exercise discretionary voting authority with respect to the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information concerning the beneficial ownership of our common stock, as of December 21, 2007, by (1) each person known by us to own beneficially more than 5% of our outstanding common stock, (2) each director and each nominee for election as a member of our Board of Directors, (3) each of the executive officers named in the Summary Compensation Table on page 23, and (4) all current directors and executive officers as a group. This table is based on information supplied to us by our executive officers, directors and principal stockholders or included in a Schedule 13G filed with the Securities and Exchange Commission. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Class(2)
Directors and Named Executive Officers:
Dennis R. Leibel	130,500	(3)	*
Thomas R. Anderson	55,000	(4)	*
William E. Bendush	47,500	(5)	*
Matthew E. Massengill	67,000	(6)	*
Paul F. Folino	39,973	(7)	*
William L. Healey	55,000	(8)	*
James J. Peterson	1,109,900	(9)	1.4%
David R. Sonksen	446,769	(10)	*
Ralph Brandi	715,509	(11)	*
James H. Gentile	211,967	(12)	*
Stephen G. Litchfield	337,018	(13)	*
All directors and executive officers as a group (13 persons)	3,640,239	(14)	4.5%
Greater than 5% Stockholders:
Franklin Resources, Inc.	9,306,356	(15)	12.0%
Wells Fargo & Company	4,778,323	(16)	6.2%
Delaware Management Business Trust	3,936,266	(17)	5.1%

* Represents less than 1.0% of the outstanding shares of our common stock.

(1)
We determine beneficial ownership in accordance with the rules of the Securities and Exchange Commission. We deem shares subject to options that are currently exercisable or exercisable within 60 days after December 21, 2007 outstanding for purposes of computing the share amount and the percentage ownership of the person holding the stock options, but we do not deem them outstanding for purposes of computing the percentage ownership of any other person.

(2)
Except as noted in footnote (1) above, we determine applicable percentage ownership based on 77,587,753 shares of our common stock outstanding as of December 21, 2007.

(3)
Includes 123,500 shares of our common stock that may be acquired within 60 days of December 21, 2007 through the exercise of stock options.

(4)
Includes 48,000 shares of our common stock that may be acquired within 60 days of December 21, 2007 through the exercise of stock options.

(5)
Includes 44,000 shares of our common stock that may be acquired within 60 days of December 21, 2007 through the exercise of stock options.

(6)
Includes 60,000 shares of our common stock that may be acquired within 60 days of December 21, 2007 through the exercise of stock options.

(7)
Includes 32,000 shares of our common stock that may be acquired within 60 days of December 21, 2007 through the exercise of stock options.

(8)
Includes 48,000 shares of our common stock that may be acquired within 60 days of December 21, 2007 through the exercise of stock options.

(9)
Includes 926,900 shares of our common stock that may be acquired within 60 days of December 21, 2007 through the exercise of stock options.

(10)
Includes 420,000 shares of our common stock that may be acquired within 60 days of December 21, 2007 through the exercise of stock options.

(11)
Includes 539,565 shares of our common stock that may be acquired within 60 days of December 21, 2007 through the exercise of stock options.

(12)
Includes 191,967 shares of our common stock that may be acquired within 60 days of December 21, 2007 through the exercise of stock options.

(13)
Includes 290,464 shares of our common stock that may be acquired within 60 days of December 21, 2007 through the exercise of stock options.

(14)
Includes 3,083,165 shares of our common stock that may be acquired within 60 days of December 21, 2007 through the exercise of stock options.

(15)
Beneficial ownership information is based on information contained in a Schedule 13G/A filed on February 14, 2007, covering ownership by Franklin Advisers, Inc. and Franklin Templeton Portfolio Advisors, Inc. The securities reported are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc. Investment management contracts grant to such subsidiaries, including Franklin Advisers, Inc. and Franklin Templeton Portfolio Advisors, Inc., all investment and/or voting power over the securities owned by such investment management clients, unless otherwise noted. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of Franklin Resources, Inc. and are the principal stockholders of Franklin Resources, Inc. Franklin Resources, Inc. Charles B. Johnson, Rupert H. Johnson, Jr. and each of the investment management subsidiaries disclaim any pecuniary interest in any of the shares. Its mailing address is One Franklin Parkway, San Mateo, CA 94403.

(16)
Beneficial ownership information is based on information contained in a Schedule 13G filed on January 31, 2007 by Wells Fargo & Company on its own behalf and on behalf of its subsidiaries, including Wells Capital Management Incorporated. Its mailing address is 420 Montgomery Street, San Francisco, CA 94104.

(17)
Beneficial ownership information is based on information contained in a Schedule 13G filed on February 7, 2007 by Delaware Management Holdings Co Inc., whose ultimate parent is Lincoln National Corporation. Its mailing address is 2005 Market Street, Philadelphia, PA 19103.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our Bylaws allow for a Board of Directors consisting of not less than three and up to thirteen directors, with the number being fixed from time to time by the Board of Directors. Our Board of Directors has fixed the number of directors at seven. Accordingly, our Board of Directors has nominated all seven of our current directors for re-election to our Board of Directors. The seven nominees for election as directors will each serve for a term of one year (ending as of the next annual meeting) and until their respective successors are elected and qualified.

Nominees for Election

        Our nominees for election to our Board of Directors at the Annual Meeting include six independent directors, as defined by the applicable listing standards of the NASDAQ Stock Market, and one current member of management. Each of the nominees is currently a member of our Board of Directors and has consented to be named and to serve if elected. In the event that, before the Annual Meeting, any of the nominees for director should become unable to serve if elected, the proxy holders may vote for a substitute nominee designated by our existing Board of Directors to fill the vacancy or for the balance of the nominees, leaving a vacancy, unless our Board of Directors chooses to reduce the number of directors serving on our Board. Our Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

        The names and other information concerning the seven nominees for election as directors at the Annual Meeting are set forth below.

Name	Position With Company (in Addition to Director), Principal Occupation during Last Five Years and Directorships at Other Public Companies	Age	Director Since
James J. Peterson	President and Chief Executive Officer since 2000; Director of STEC, Inc. since January 2003.	52	2000
Dennis R. Leibel	Chairman of the Board since July 2004; A retired financial and legal executive, private investor and consultant; Founding partner of Esquire Associates LLC since 1999; Director of Commerce Energy Group, Inc. since 2005; Director of DPAC Technologies Corp. since 2005.	63	2002
Thomas R. Anderson	A retired executive, consultant and private investor; Vice President and Chief Financial Officer of QLogic Corporation from 1993 to 2002.	63	2002
William E. Bendush	A retired executive and private investor; Former Senior Vice President and Chief Financial Officer of Applied Micro Circuits Corporation from 1999 to 2003.	58	2003
William L. Healey	Consultant and private investor; Former President and Chief Executive Officer of Cal Quality Electronics, Inc. from 2002 to 2005; Director of Sypris Solutions, Inc. since 1997; Director of Pro-Dex, Inc. since 2007.	62	2003

Paul F. Folino	Executive Chairman of the Board of Emulex Corporation since 2006 and a Director of Emulex Since 1993; Chairman of the Board of Emulex Corporation from 2002 to 2006; Chief Executive Officer of Emulex Corporation from 1993 to 2006.	62	2004
Matthew E. Massengill	Chairman of the Board of Western Digital Corporation from 2001 to 2007; Executive Chairman of the Board of Western Digital Corporation from 2005 to 2007; Chief Executive Officer of Western Digital Corporation from 2000 to 2005; President of Western Digital Corporation from 2000 to 2002; Director of Western Digital Corporation since 2000; Director of ViewSonic Corporation since 2003.	46	2006

Vote Required and Recommendation of the Board of Directors

        The seven persons receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors.

        YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

EXECUTIVE OFFICERS

        Executive officers are appointed on an annual basis by our Board of Directors and serve at the discretion of the Board. The names and other information concerning the executive officers (other than James J. Peterson) are set forth below. The information regarding James J. Peterson is provided under the heading "Election of Directors" above.

Name	Position with Company and Principal Occupation during Last Five Years	Age	Officer Since
David R. Sonksen(1)	Executive Vice President since 2000; Chief Financial Officer and Secretary since 1986; Vice President-Finance from 1986 to 2000; Treasurer from 1986 to 2006.	62	1986
Ralph Brandi	Executive Vice President, Chief Operating Officer since 2002; Vice President-Operations since 2000.	63	2000
John M. Holtrust	Senior Vice President of Human Resources since 2005; Vice President of Human Resources from 2000 to 2005.	57	2000
James H. Gentile	Senior Vice President of Worldwide Sales since 2003; Vice President of Worldwide Sales since 2001.	51	2001
Steven G. Litchfield	Executive Vice President-Analog Mixed Signal Group since 2006; Vice President-Corporate Marketing & Business Development from 2003 to 2006; Director of Business Development from 2001 to 2003.	38	2003

John W. Hohener(1)	Vice President of Finance, Treasurer and Chief Accounting Officer since February 2007 and Vice President of Finance since January 2006; Executive Vice President and Chief Financial Officer of Biolase Technology, Inc. from November 2004 to January 2006; Chief Financial Officer of Netlist, Inc. from January to November 2004; Senior Vice President and Chief Financial Officer of TRC Companies, Inc. from April 2002 to January 2004.	52	2006

(1)
Mr. Sonksen will retire effective March 31, 2008. Mr. Hohener has been appointed to replace Mr. Sonksen as Chief Financial Officer effective upon Mr. Sonksen's retirement.

CORPORATE GOVERNANCE, BOARD MEETINGS AND COMMITTEES

Corporate Governance

  Corporate Governance Guidelines and Code of Business Ethics

        Our Board believes that good corporate governance is paramount to ensure that we are managed for the long-term benefit of our stockholders. Our Board has adopted Corporate Governance Guidelines that guide its actions with respect to, among other things, the composition of the Board, the Board's decision-making processes, Board meetings and involvement of management and the Board's standing committees and procedures for appointing members of the committees. In addition, our Board has adopted a Code of Ethics that applies to all of our employees, directors and officers, including our principal executive officer, principal financial officer, principal accounting officer and other senior financial officers. The Code of Ethics, as applied to our principal executive officer, principal financial officer and principal accounting officer, constitutes our "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act and is our "code of conduct" within the meaning of the listing standards of the NASDAQ Stock Market. If we make any substantive amendments to our Code of Ethics or if we grant any waiver, including any implicit waiver, from any provision of the Code of Ethics to our principal executive officer, principal financial officer, principal accounting officer or other senior financial officers, we will promptly disclose the nature of the amendment or waiver on our website.

        You may view our Code of Ethics and Corporate Governance Guidelines on our Corporate Governance website at http://investor.microsemi.com/governance/governance.cfm. The site can also be accessed by visiting our website at http://www.microsemi.com/ and clicking on the "Corporate Governance" item of the "Investors" drop down menu. You may request copies of these documents, which will be provided free of charge, by writing to Investor Relations, Microsemi Corporation, 2381 Morse Avenue, Irvine, California 92614.

  Director Independence

        Our Corporate Governance Guidelines provide that a majority of the Board and all members of the Audit, Compensation and Governance and Nominating Committees of the Board will be independent. On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire that requires disclosure of each director's business and personal activities as they may relate to the Company, including any transactions with us in which a director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. Following completion of these questionnaires, the Board, with the assistance of the Governance and Nominating Committee, makes an annual determination as to the independence of each director using the current standards for "independence" as established by NASDAQ and after consideration of any material relationship a director may have with the Company.

        In December 2007, our Board determined that all of our directors and nominees for election at the Annual Meeting are independent, as independence is defined under applicable listing standards of the NASDAQ Stock Market, except for James J. Peterson who serves full-time as our President and Chief Executive Officer.

  Committees

        Our Board of Directors has standing Audit, Compensation, Governance and Nominating, and Independent Directors committees. Our Board of Directors typically determines the membership of these committees at its organizational meeting held immediately after the annual meeting of stockholders. The following table identifies the current members of our Board committees:

Director	Audit	Compensation	Governance and Nominating	Independent Directors
James J. Peterson
Dennis R. Leibel	✓	Chair	✓	Chair
Thomas R. Anderson	Chair		✓	✓
William E. Bendush	✓		Chair	✓
William L. Healey		✓	✓	✓
Paul F. Folino		✓		✓
Matthew E. Massengill		✓		✓

        Audit Committee.    The Audit Committee operates pursuant to a written charter that is available on our website under the Corporate Governance section at http://www.microsemi.com. The Audit Committee reviews matters relating to our internal and external audits. The primary responsibility of the Audit Committee is to confirm the independence of our independent registered public accounting firm, review the scope of audit and non-audit assignments, and assess the adequacy of internal controls. The Audit Committee also meets periodically with management and our independent registered public accounting firm. Our Board of Directors has affirmatively determined that each of the members of the Audit Committee is independent as defined under applicable NASDAQ listing standards and applicable rules of the Securities and Exchange Commission. The Board of Directors has also determined that each of Mr. Leibel, Mr. Anderson and Mr. Bendush are "audit committee financial experts" as defined by rules of the Securities and Exchange Commission. The Audit Committee held six meetings during fiscal 2007.

        Compensation Committee.    The Compensation Committee consisted of directors Paul F. Folino, William L. Healey, Dennis R. Leibel and Matthew E. Massengill for the entire 2007 fiscal year. The Compensation Committee held seven meetings in fiscal year 2007. The Company's Board of Directors has adopted a written charter for the Compensation Committee, a current copy of which is available on the Company's website at http://www.microsemi.com. The members of the Compensation Committee are independent, as independence is defined in Rule 4200(a)(15) of the NASDAQ listing standards.

        Pursuant to its charter, the Compensation Committee's responsibilities include the following:

  •
  approving goals relevant to the compensation of the Company's Chief Executive Officer (CEO), evaluating the CEO's performance in light of those goals and objectives, and setting the CEO's compensation level based on this evaluation;

  •
  approving all compensation arrangements for the Company's other executive officers;

  •
  making recommendations to the Board of Directors with respect to the Company's incentive and equity-based compensation plans and all compensation arrangements for members of the Board and Board committees; and

  •
  ensuring that the Company's compensation policies and practices create a direct relationship between executive compensation and performance and allow the Company to recruit and retain superior talent.

        The Compensation Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate. The Compensation Committee has no current intention to delegate any of its other authority to any subcommittee. Our executive officers, including the Named Executive Officers (as identified below), do not have any role in determining the form or amount of compensation paid to our Named Executive Officers and our other senior executive officers. However, our CEO does make recommendations to the Compensation Committee with respect to compensation paid to the other executive officers.

        In addition, the Board of Directors has appointed a Special Committee to Make Grants to Non-executive Employees and delegated to this committee limited authority to make certain equity award grants to employees of the Company other than executive officers in connection with the hiring, promotion or retention of these employees. Mr. Peterson is currently the sole member of this committee.

        Pursuant to its charter, the Compensation Committee is authorized to retain such independent compensation consultants and other outside experts or advisors as it believes to be necessary or appropriate to carry out its duties. For fiscal 2007, as in prior years, the Compensation Committee retained the firm of Frederic W. Cook & Co., Inc. ("F.W. Cook") as independent compensation consultants to assist it in determining the compensation levels for our senior executive officers. The Compensation Committee made its compensation decisions during fiscal 2007, including decisions with respect to our Named Executive Officers' compensation, after consultation with F.W. Cook. F.W. Cook advised the Compensation Committee with respect to trends in executive compensation, determination of pay programs, assessment of competitive pay levels and mix (e.g., proportion of fixed pay to incentive pay, proportion of annual cash pay to long-term incentive pay), and setting compensation levels. F.W. Cook also reviewed and identified our appropriate peer group companies for fiscal 2007 and helped the Compensation Committee to obtain and evaluate current executive compensation data for these peer group companies. All compensation decisions were made solely by the Compensation Committee or the Board of Directors.

        Governance and Nominating Committee.    The Governance and Nominating Committee operates pursuant to a written charter that is available on our website under the Corporate Governance section at http://www.microsemi.com. The Governance and Nominating Committee considers matters related to the selection of individuals to be nominated for election to our Board of Directors, our annual Board self-evaluations and our corporate governance policies. Our Board of Directors has affirmatively determined that each of the members of the Governance and Nominating Committee is independent as defined under applicable NASDAQ listing standards. The Governance and Nominating Committee held five meetings in fiscal year 2007.

        Whenever a vacancy occurs on our Board of Directors, the Governance and Nominating Committee is responsible for identifying and attracting one or more candidates to fill that vacancy, evaluating each candidate and recommending a candidate for selection by the full Board of Directors. In addition, the Governance and Nominating Committee is responsible for recommending nominees for election or re-election to our Board of Directors at each annual meeting of stockholders. In identifying and evaluating possible candidates for election as a director, the Governance and Nominating Committee considers factors related to the general composition of the Board as well as specific selection criteria related to the character and capacities of the individual candidates.

        While the Governance and Nominating Committee has no specific minimum qualifications in evaluating a director candidate, the Governance and Nominating Committee Charter provides, among other things, that our Board of Directors should be composed of directors who will bring to the Board a variety of experience and backgrounds and who will represent the balanced, best interests of the stockholders as a whole rather than special interest groups or constituencies, and that our Chief Executive Officer should normally be one of our directors. The Governance and Nominating Committee Charter also provides that, in considering possible candidates for election to our Board of Directors, the Governance and Nominating Committee and other directors should be guided in general by the composition guidelines established above and by, among other things, that each director: (1) should be chosen without regard to sex, race, age, religion or national origin; (2) should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others; (3) should be free of any conflict of interests which would violate applicable law or regulations or interfere with the proper performance of the responsibilities of a director; (4) should possess substantial and significant experience that would be of particular importance to the Company in the performance of the duties of a director; and (5) should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director.

        A stockholder may recommend a director candidate to the Governance and Nominating Committee by delivering a written notice to our Secretary at our principal executive offices that includes the resume of the person being recommended and a statement in writing of the reasons why the person being recommended is well qualified. The Governance and Nominating Committee may request additional information as it deems reasonably required to determine the eligibility of the director candidate to serve as a member of our Board of Directors. The Governance and Nominating Committee will review, investigate and recommend to the Board whether it should accept or reject for election to the Board each nominee suggested by any stockholder of the Company. The Governance and Nominating Committee will evaluate the director candidate in the same manner and using the same criteria as used for any other director candidate. If the Governance and Nominating Committee determines that a stockholder-recommended candidate is suitable for membership on our Board of Directors, it will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next vacancy on our Board of Directors or in connection with the next annual meeting of stockholders. Stockholders who desire to recommend candidates for consideration by our Board of Directors in connection with the next annual meeting of stockholders should submit their written recommendation no later than the last day of the fiscal year preceding the year of that meeting.

        Independent Directors Committee.    The independent directors also constitute a committee that meets in executive session following all regularly scheduled Board meetings or whenever a majority of the independent directors considers it necessary or desirable. The Independent Directors Committee considers and may make recommendations to the full Board on any and all matters that its committee members determine to be necessary or appropriate. The Independent Directors Committee held seven meetings in fiscal year 2007.

  Meetings and Attendance

        During fiscal year 2007, our Board of Directors held a total of seven regularly scheduled or special meetings. While serving as a director in fiscal year 2007, no director attended fewer than 75% of the total number of meetings of the Board of Directors and of all committees on which the director served during the period that he served during fiscal 2007.

        Six of our directors attended our 2007 annual meeting of stockholders. Our Board of Directors encourages each director to make every reasonable effort to attend our annual meeting of stockholders.

  Communicating with Directors

        Stockholders may send communications to our Board of Directors via U.S. Mail at the following address: Microsemi Corporation, Attention: Chairman of the Board, 2381 Morse Avenue, Irvine, California 92614.

DIRECTOR COMPENSATION

Director Compensation Table for Fiscal 2007

        The following table presents information regarding the compensation paid during fiscal 2007 to members of our Board of Directors who are not also our employees (referred to as "Non-Employee Directors"). The compensation paid to Mr. Peterson, who is also employed by us, is presented below in the Summary Compensation Table and the related explanatory tables. Directors who are also officers or employees of the Company or its subsidiaries receive no additional compensation for their services as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(1)(2)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Thomas R. Anderson	55,000	—	—	—	—	—	55,000

William E. Bendush	49,480	—	—	—	—	—	49,480

Paul F. Folino	43,480	—	—	—	—	—	43,480

William L. Healey	48,520	—	—	—	—	—	48,520

Dennis R. Leibel	85,800	—	120,389	—	—	—	206,189

Matthew E. Massengill	42,760	—	—	—	—	—	42,760

(1)
The amounts reported in the "Stock Awards" and "Option Awards" columns of the table above reflect the aggregate dollar amounts recognized for stock awards and option awards, respectively, for financial statement reporting purposes with respect to fiscal 2007 (disregarding any estimate of forfeitures related to service-based vesting conditions). No stock awards or option awards granted to Non-Employee Directors were forfeited during fiscal 2007. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock awards and option awards contained in Note 8 (Stock Based Compensation and Employee Benefit Plans) to our Consolidated Financial Statements, included as part of our Annual Report for fiscal 2007 filed on Form 10-K and incorporated herein by reference.

(2)
The following table presents the number of shares subject to outstanding and unexercised option awards and the number of shares subject to unvested stock awards held by each of our Non-Employee Directors as of September 30, 2007.

Director	Number of Shares Subject to Outstanding Options as of 9/30/07	Number of Unvested Shares of Restricted Stock as of 9/30/07

Thomas R. Anderson	55,500	—

William E. Bendush	44,000	—

Paul F. Folino	44,000	—

William L. Healey	48,000	—

Dennis R. Leibel	123,500	—

Matthew E. Massengill	60,000	—

(3)
Pursuant to our Non-Employee Director compensation program described below, we granted each of our Non-Employee Directors an option to purchase 20,000 shares of our common stock on September 29, 2006 (the last day of fiscal 2006). Each of these grants had a fair value of $129,901 on the grant date. We also granted Mr. Leibel as Chairman of the Board an additional option to purchase 20,000 shares of our common stock on February 21, 2007 in connection with our annual meeting of stockholders. This grant had a fair value of $120,389 on the grant date. See footnote (1) for the assumptions used to value these awards.

Director Compensation Policy

        The Chairman of our Board receives a $45,000 annual retainer, and each of our other non-employee directors receives a $25,000 annual retainer. In addition, the Chairman of our Board receives $2,700 for each Board meeting attended in person, and each of the other non-employee directors receives $1,800 for each Board meeting attended in person. For each committee meeting attended in person, the Audit Committee Chair receives $2,400, the chairs of the Compensation Committee and Governance and Nominating Committee receive $1,800, and each of the members of these committees receives $1,200. Each of the Non-Employee Directors receives 60% of the in-person compensation described above for meetings attended by telephone. All directors are reimbursed for out-of-pocket and travel expenses. No additional compensation is paid for actions taken by the Board or any committee by written consent.

        Prior to September 27, 2007, we granted each Non-Employee Director an option to purchase 20,000 shares of our common stock on the last business day of the fiscal year. Effective September 27, 2007, we replaced the annual option grant with a grant of 7,000 shares of our common stock made to each of our Non-Employee Directors on the first business day of the fiscal year. In addition, prior to December 20, 2007, we granted each Non-Employee Director newly elected or appointed to the Board of Directors an option to purchase 40,000 shares of our common stock, and, following the annual stockholders' meeting and upon election as Chairman, we granted the Chairman of the Board an option to purchase 20,000 shares of our common stock. Effective December 20, 2007, the option grant for new Non-Employee Directors was replaced with a grant of 14,000 shares of our common stock, and the option grant for the Chairman was replaced with a grant of 7,000 shares of our common stock. Each of the options previously granted to our Non-Employee Directors has an exercise price equal to the closing market price of the common stock on the date of grant and a maximum term of six years, subject to earlier termination in certain circumstances. Each option and stock award granted to our Non-Employee Directors is fully vested as of the grant date.

        For a period of seven years after retirement from the Board of Directors, each Non-Employee Director who served on the Board for at least five years is entitled (a) to receive each quarter a cash payment equal to 50% of the quarterly retainer that the director was paid immediately prior to his or her retirement, and (b) to exercise his or her vested stock options granted to the director prior to retirement (subject to the earlier termination on the expiration date of the option), provided in each case that the director agrees to be available to provide up to 25 hours of consulting support per quarter. Pursuant to this retirement policy, we paid an aggregate amount of $80,600 to six former directors in fiscal 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This section describes the material elements of compensation awarded to, earned by or paid to the individuals who served as our principal executive officer or our principal financial officer during fiscal 2007, and our three other most highly compensated executive officers. These individuals are listed in the "Summary Compensation Table" below and are referred to as the "Named Executive Officers" in this proxy statement.

        Our executive compensation programs are determined and approved by our Compensation Committee. None of the Named Executive Officers are members of the Compensation Committee or otherwise had any role in determining the compensation of other Named Executive Officers, although the Compensation Committee does consider the recommendations of our CEO in setting compensation levels for our other executive officers.

  Executive Compensation Program Objectives and Overview

        The Compensation Committee conducts an annual review of our executive compensation programs to ensure that:

  •
  the program is designed to allow the Company to recruit and retain superior talent and to create a direct relationship between executive compensation and performance; and

  •
  the program provides compensation and benefit levels that create proper incentives to enhance the value of the Company and reward superior performance.

        The Compensation Committee also reviews compensation levels to ensure they are reasonable after consideration of the executive compensation programs of similar companies.

        Our current executive compensation program is based on three components, which are designed to be consistent with our compensation philosophy: (1) base salary; (2) annual incentive bonuses; and (3) long-term equity awards, including stock options and restricted stock awards. We also provide our Named Executive Officers with certain perquisites and personal benefits and severance benefits if the executive's employment terminates under certain circumstances.

        In structuring executive compensation packages, the Compensation Committee considers how each component promotes retention and/or motivates performance by the executive. Base salaries, perquisites and personal benefits, and severance and other termination benefits are primarily intended to attract and retain highly qualified executives. These are the elements of our executive compensation program where the value of the benefit in any given year is not dependent on performance (although base salary amounts and benefits determined by reference to base salary may increase from year to year depending on performance and the competition within the marketplace for executive talent, among other things). We believe that in order to attract and retain top executives, we need to provide them with predictable compensation levels that reward their continued service. Annual incentive bonuses are primarily intended to motivate our Named Executive Officers to achieve specific strategies and operating objectives, although we believe they also help us to attract and retain top executives. Our long-term equity incentives are primarily intended to align Named Executive Officers' long-term interests with stockholders' long-term interests, although we believe they also play a role in helping us to attract and retain top executives. Annual bonuses and long-term equity awards are the elements of our executive compensation program that are designed to reward performance and thus the creation of stockholder value.

        The Compensation Committee believes that performance-based compensation such as annual bonuses and long-term equity incentives play a significant role in aligning management's interests with those of our stockholders. For this reason, these forms of compensation constitute a substantial portion of each of our Named Executive Officers' compensation. For fiscal 2007, the Compensation Committee approved executive compensation arrangements for Mr. Peterson that resulted in approximately 90% of his total direct compensation being incentive compensation tied directly to stockholder value creation, with his base salary constituting the balance of his fiscal 2007 total direct compensation. (As used in this discussion, the term "total direct compensation" means the aggregate amount of the executive's base salary, annual incentive bonus, and long-term equity incentive awards based on the grant-date fair value of such awards as determined under the accounting principles used in the Company's financial reporting.) With respect to our other executive officers, the Compensation Committee approved executive compensation arrangements that resulted in a range of 50% to 70% of each executive's total direct compensation being incentive compensation tied directly to stockholder value creation, with base salary constituting the balance of their fiscal 2007 total direct compensation. Our compensation packages are designed to promote teamwork, initiative and resourcefulness by key employees whose performance and responsibilities directly affect our results of operations.

        The Compensation Committee's practice has been to retain independent compensation consultants to help identify appropriate peer group companies and to obtain and evaluate current executive compensation data for these companies. As noted above, for fiscal 2007, the Compensation Committee retained the consulting firm of F.W. Cook for this purpose. Based on the consultants' recommendations, the Compensation Committee selected the following U.S.-based publicly traded semiconductor companies as our peer group companies for fiscal 2007: AMIS Holdings, Inc., Conexant Systems, Inc., Cypress Semiconductors Corporation, Emulex Corporation, Fairchild Semiconductor International, Intersil Corporation, International Rectifier Corporation, Linear Technology Corporation, Maxim Integrated Products, Inc., Microsel, Inc., ON Semiconductor Corporation, QLogic Corporation, RE Micro Devices, Inc., Semtech Corporation, Skyworks Solutions, Inc., Triquint Semiconductor and Vishay Intertechnology. These peer companies range in size from one-third to three times our market capitalization. We use peer group data to benchmark each element of our executive compensation program: base salary, annual incentive bonuses and long-term equity-based awards.

        We believe the individual components of our executive compensation program combine together to create a total compensation package for each Named Executive Officer that achieves our compensation objectives and has a targeted value between the 50th and 75th percentile levels of our peer group companies identified above. The Compensation Committee believes that these levels are appropriate as the Company's revenue, income, headcount, market capitalization, and shareholder return is comparable to, and the one-year and three-year shareholder return of Microsemi ranking is at or near the top among these companies. Because the Compensation Committee generally determines the target value of our current executive compensation program based on an assessment of the compensation paid by our peer group companies, we do not generally factor in amounts realized from prior compensation paid to the Named Executive Officers.

  Current Executive Compensation Program Elements

  Base Salaries

        Salaries for our Named Executive Officers are reviewed by the Compensation Committee on an annual basis. In general, the Compensation Committee targets base salary levels between the 50th and 75th percentiles among our peer group companies identified in the annual review described above. As noted above, the Compensation Committee believes that a significant portion of executive officers' compensation should be in the form of incentive compensation that helps to align the interests of our executives with those of our stockholders.

        The Company has not entered into employment agreements with any of the Named Executive Officers that provide for minimum levels of base salary. In setting specific salary levels for each Named Executive Officer and the Company's other executive officers, the Compensation Committee assesses the executive's past performance and expected future contributions to the Company, the executive's salary and responsibilities relative to the other executive officers, the salaries of similarly situated executives with our peer companies and the overall competition within the high technology market for executive talent. The Compensation Committee believes that the base salary levels of the Named Executive Officers and the other executive officers generally are reasonable in view of competitive practices, the Company's performance and the contribution of those officers to that performance.

        During fiscal 2007, the Compensation Committee approved increases in the base salary levels for each of the Named Executive Officers. Mr. Litchfield's base salary was increased by approximately 26% in January 2007 in recognition of his effort in identifying and bringing to a successful conclusion the acquisition of PowerDsine, Ltd. and his increased managerial responsibilities following the acquisition. The base salary levels for each of the other Named Executive Officers was increased by between 2% and 6% in March 2007 based on the Compensation Committee's assessment of the executive's individual performance and the other factors identified above.

  Annual Incentive Bonuses

        We award annual incentive bonuses to the Named Executive Officers and our other executive officers based upon multiple performance criteria, including evaluations of personal job performance and performance measured against objective business criteria. For fiscal 2007, these bonuses were awarded to the Named Executive Officers (other than Mr. Gentile) under our Cash Bonus Plan and 2007 Executive Cash Bonus Plan (collectively, the "Cash Bonus Plan"). Under the Cash Bonus Plan, the Compensation Committee approves a bonus plan model at the beginning of the performance period that is used to determine the size of the bonus pool that will be payable to all of our employees (including our Named Executive Officers and our other executive officers) at the end of the performance period. The size of the bonus pool is determined based on our actual operating income achieved for the performance period against the bonus plan model established by the Compensation Committee. The bonus pool is used to fund employee profit sharing, technical development bonuses, management bonuses and executive bonuses. The Compensation Committee approves the allocation of funds to each of these bonus plans based on its assessment of appropriate relative amounts and contribution to overall company achievements.

        The Compensation Committee generally has discretion to establish a target bonus for each executive for the fiscal year and to determine the amount of the bonus pool that will actually be allocated to each executive based on its assessment of the executive's individual performance during the fiscal year. The amount of the executive's actual bonus may range from 0% to 200% of the executive's target bonus. For fiscal 2007, the Named Executive Officers' target bonuses were as follows: Mr. Peterson, 90% of his annual base salary; Mr. Brandi, 70% of his annual base salary; Mr. Sonksen, 50% of his annual base salary; and Mr. Litchfield, 50% of his annual base salary. The actual bonuses paid to each of these executives for fiscal 2007 were slightly higher than their target bonuses and are reported in the "Summary Compensation Table" below.

        Mr. Gentile is eligible to receive payments quarterly through an individual sales incentive plan. Payouts under this plan are targeted to be 100% of base salary and are established annually based on the bookings and revenue goals in the annual operating plan and certain subjective goals which include items such as new product introductions, integration of acquisitions into the sales organization and the management development of the corporate sales team. Quarterly targets are established at the beginning of each quarter and payouts at the end of the quarter are based on actual achievement against plan and a subjective assessment of the probability of achieving the following quarter's goals. The bonus payout at the end of the fourth quarter is based on the year-end accomplishment and revenue goals and an assessment of the achievement of the subjective goals. Although not tied to a specific formula, achievement of less than 80% of revenue target would typically not generate any quarterly payout and end of year achievement about 100% of revenue may generate payments beyond 100% of base salary. Under the program, Mr. Gentile's bonus amount is determined based on our total sales orders for the applicable performance period. Mr. Gentile's bonus for fiscal 2007 is reported in the "Summary Compensation Table" below

        The Compensation Committee believes that the fiscal 2007 bonuses paid to the Named Executive Officers and the other executive officers generally are reasonable in view of competitive practices, the Company's performance and the contribution of those officers to that performance during fiscal 2007.

  Long-Term Incentive Equity Awards

        Our policy is that the long-term compensation of our Named Executive Officers and other executive officers should be directly linked to the value provided to stockholders. Therefore, we have historically made annual grants of stock options and restricted stock awards to provide further incentives to our executives to increase stockholder value. The Compensation Committee bases its award grants to executives each year on a number of factors, including:

  •
  the executive's position with the Company and total compensation package;

  •
  the executive's performance of his or her individual responsibilities;

  •
  the equity participation levels of comparable executives at comparable companies; and

  •
  the executive's contribution to the success of the Company's financial performance.

        In addition, the size, frequency and type of long-term incentive grants may be determined on the basis of tax consequences of the grants to the individual executive and the Company, accounting impact and potential dilution effects.

        Annual award grants are generally determined in the last Compensation Committee meeting of each fiscal year and are effective on the first day of the new fiscal year. This meeting is scheduled well in advance and typically held in September. Other than grants made in connection with the hiring or promotion of employees or other special circumstances, the Compensation Committee generally does not grant equity awards at any other time during the year. Awards related to the hiring or promotion of an individual are issued and priced commensurate with the effective day of each action and are approved by the Compensation Committee or Special Committee commensurate with or in advance of such action. Each option is granted with a per-share exercise price equal to the fair market value of a share of our common stock on the grant date. For these purposes, and in accordance with the terms of the 1987 Plan and our option grant practices, the fair market value is equal to the closing price of a share of our common stock on the applicable grant date.

        Stock Options.    Our long-term incentive grants to Named Executive Officers consist primarily of stock options with an exercise price that is equal to the closing price of our common stock on the grant date. Thus, the Named Executive Officers will only realize value on their stock options if our stockholders realize value on their shares. The stock options also function as a retention incentive for our executives as they vest ratably over the three-year period after the date of grant.

        In October 2006, the Compensation Committee issued the annual award grants to each of our Named Executive Officers, and in January 2007, the Compensation Committee approved an additional option grant to Mr. Litchfield in recognition of his effort in identifying and bringing to a successful conclusion the acquisition of PowerDsine, Ltd. and his increased managerial responsibilities following the acquisition.

        Restricted Stock.    We also grant long-term incentive awards to Named Executive Officers in the form of shares of restricted stock. In general, the restricted stock vests over the two to three-year period following the date of grant. Thus, restricted shares are designed both to link executives' interests with those of our shareholders and to provide a long-term retention incentive for the vesting period.

        In April 2007, the Compensation Committee approved a grant of restricted stock to Mr. Brandi. This award was made in place of the annual award to be made in October 2007 based on unique retention considerations. The amount of the award and the vesting schedule were tailored to help retain Mr. Brandi's services and further align his interests with those of shareholders.

        For more information on the specific terms and provisions of the equity-based awards granted to the Named Executive Officers during fiscal 2007, please see the "Grants of Plan-Based Awards" table and the accompanying narrative below.

  Perquisites and Personal Benefits

        The Company provides certain perquisites and personal benefits to the Named Executive Officers. Perquisites provided to one or more Named Executive Officers include an automobile allowance and Company-paid premiums for life insurance coverage and health insurance coverage under the Company's executive health plan. The Company believes that perquisites and personal benefits are often a tax-advantaged way to provide the Named Executive Officers with additional annual compensation that supplements their other compensation opportunities, and therefore treat perquisites as another component of annual compensation that is merely paid in a different form. The perquisites and personal benefits provided to each Named Executive Officer in fiscal 2007 are reported in the Summary Compensation Table—Fiscal 2007 below, and are explained in more detail in the footnotes thereto.

  Severance and Other Benefits Upon Termination of Employment

        We provide each of our Named Executive Officers with severance benefits under individual change of control or retention agreements upon certain terminations of their employment in connection with a change in control of the Company. We provide these benefits because we believe that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of our Named Executive Officers and other executive officers as many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executive officers to remain employed with the Company during an important time when their prospects for continued employment following the transaction may be uncertain, we provide these officers with severance benefits if their employment is actually or constructively terminated by us without cause in connection with a change in control. The severance benefits for the Named Executive Officers are generally determined as if they continued to remain employed for one to two years following their actual termination date, depending on the length of their service with the Company.

        We believe that our executive officers should receive these severance benefits if their employment is constructively terminated in connection with a change in control (i.e. by a material reduction in the executive's compensation or duties). In the case of Messrs. Peterson and Sonksen, we also believe that a change in control by itself is a change in the circumstances of their employment such that any voluntary termination by the executive should be treated as a constructive termination. Because we believe that constructive terminations in connection with a change in control are conceptually the same as actual terminations, these change of control and retention agreements provide that the executive may terminate employment in connection with a change in control under circumstances that we believe would constitute a constructive termination of the Named Executive Officer's employment.

        As described below under "Grants of Plan-Based Awards," outstanding options and other equity-based awards granted under our 1987 Plan, including those awards held by our Named Executive Officers, will generally accelerate on a change in control of the Company unless they are assumed by the successor entity. Although this vesting will occur whether or not a Named Executive Officer's employment terminates, we believe it is appropriate to fully vest equity awards in these change in control situations and allow the award-holder to benefit from any gain under the award at the time of the transaction.

        In the case of Messrs. Peterson and Sonksen, as part of their change in control severance benefits, these executives are reimbursed for the full amount of any excise taxes imposed on their severance payments and any other payments under Section 4999 of the Internal Revenue Code. We provide these executives with a "gross-up" for any parachute payment excise taxes that may be imposed because we determined the appropriate level of change in control severance protections for each executive without factoring in the adverse effects that may result from imposition of these excise taxes. The excise tax gross-up is intended to make the executive whole for any adverse tax consequences they may become subject to under Section 4999 of the Internal Revenue Code, and to preserve the level of change in control severance protections that we determined to be appropriate when we originally entered into these agreements with these two executives in January 2001. When our Compensation Committee decided in 2004 to provide change of control severance benefits to the other Named Executive Officers, the Compensation Committee decided not to include these tax gross-up provisions in their agreements.

  Subsequent Compensation Actions

        As reported in the Form 8-K filed by the Company on October 3, 2007, the Compensation Committee approved grants of restricted stock to each of our Named Executive Officers effective October 1, 2007. The Compensation Committee determined to make the annual equity award grants to our executive officers for fiscal 2008 in the form of restricted stock because restricted stock grants cause less dilution for stockholders than option grants and because the committee believes that restricted stock grants may have greater retention value than options as the restricted shares have some financial value regardless of stock price volatility.

  Policy with Respect to Section 162(m)

        Section 162(m) of the Internal Revenue Code generally disallows public companies a tax deduction for compensation in excess of $1,000,000 paid to their chief executive officers and certain other executive officers unless certain performance and other requirements are met. We believe that a substantial portion of our current executive compensation program (including the stock options granted to our Named Executive Officers as described above) satisfies the requirements for exemption from the $1,000,000 deduction limitation. Our intent generally is to design and administer executive compensation programs in a manner that will minimize the impact of Section 162(m). However, we reserve the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible. The Compensation Committee believes that the impact of Section 162(m) on Microsemi's tax deduction for compensation paid to the Named Executive Officers for fiscal 2007 will be minimal. The Compensation Committee will continue to monitor the tax and other consequences of our executive compensation program as part of its primary objective of ensuring that compensation paid to our executive officers is reasonable, performance-based and consistent with the goals of Microsemi and its stockholders.

        The following report of our Compensation Committee shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act or to the liabilities of Section 18 of the Securities Exchange Act, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act or the Securities Exchange Act, except to the extent we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act or the Securities Exchange Act.

Report of the Compensation Committee

        The Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the four non-employee directors named at the end of this report, each of whom is independent as defined by the NASDAQ listing standards.

        The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis section be included in this proxy statement to be filed with the Securities and Exchange Commission.

                      COMPENSATION COMMITTEE

                      Dennis R. Leibel (Chairman)
                      Paul F. Folino
                      William L. Healey
                      Matthew E. Massengill

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee members whose names appear on the Compensation Committee Report above were committee members during all of fiscal 2007. No member of the Compensation Committee is or has been a former or current executive officer of the Company or had any relationships requiring disclosure by the Company under rules of the Securities and Exchange Commission requiring disclosure of certain relationships and related person transactions. None of the Company's executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during the fiscal year ended September 30, 2007.

Summary Compensation Table—Fiscal 2007

        The following table shows the compensation paid to or earned by our Named Executive Officers during the fiscal year ended September 30, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)

James J. Peterson President and Chief Executive Officer	2007	556,832	600,000	—	363,218	—	—	53,130	1,573,180

David R. Sonksen(4) Chief Financial Officer, Executive Vice President and Secretary	2007	332,881	175,000	—	181,609	—	—	50,158	739,648

Ralph Brandi Chief Operating Officer, Executive Vice President	2007	378,649	300,000	520,437	242,146	—	—	55,845	1,254,931

James H. Gentile Senior Vice President of Worldwide Sales	2007	214,234	209,000	—	112,522	—	—	41,722	577,497

Stephen G. Litchfield Executive Vice President	2007	263,271	160,000	—	42,112	—	—	60,045	525,428

(1)
For a description of these bonus arrangements, please see the discussion in the "Compensation Discussion and Analysis" above.

(2)
The amounts reported in the "Stock Awards" and "Option Awards" columns of the table above reflect the aggregate dollar amounts recognized for stock awards and option awards, respectively, for financial statement reporting purposes with respect to fiscal 2007 (disregarding any estimate of forfeitures related to service-based vesting conditions). No stock awards or option awards granted to Named Executive Officers were forfeited during fiscal 2007. For a discussion of the assumptions and methodologies used to value the awards reported in table above, please see the discussion of stock awards and option awards contained in Note 8 (Stock Based Compensation and Employee Benefit Plans) to the Company's Consolidated Financial Statements, included as part of the Company's Annual Report for fiscal 2007 filed on Form 10-K with the SEC and incorporated herein by reference. For information about the stock awards and option awards granted to our Named Executive Officers for fiscal 2007, please see the discussion under "Grants of Plan-Based Awards" below.

(3)
The amounts reported in the "All Other Compensation" column of the table above include the Company's contributions to the Named Executive Officers' accounts under its 401(k) plan and payments of premiums under term life insurance policies for each of these executives. The Company is not the beneficiary of the life insurance policies, and the premiums that the

  Company pays are taxable as income to the applicable executive officer. This insurance is not split-dollar life insurance. The fiscal 2007 payments made on behalf of each of the Named Executive Officers were as follows:

Name	Health and Disability Insurance Premiums($)	Auto Allowance($)	401(k) Plan Contribution($)	Term Life Insurance Premiums($)

James J. Peterson	30,565	12,000	6,750	3,815

David R. Sonksen	29,631	9,600	7,050	3,878

Ralph Brandi	33,976	11,004	7,050	3,815

James H. Gentile	19,873	11,004	7,050	3,815

Stephen G. Litchfield	37,073	11,004	8,153	3,815

(4)
As previously announced, Mr. Sonksen will leave his position as the Company's Chief Financial Officer, Executive Vice President and Secretary on March 31, 2008. He will continue to serve as a consultant to the Company until no later than October 2, 2009. The terms of the separation agreement entered into between Mr. Sonksen and the Company in November 2007 are described below under "Potential Payments Upon Termination or Change in Control."

  Compensation of Named Executive Officers

        The Summary Compensation Table above quantifies the value of the different forms of compensation earned by or awarded to our Named Executive Officers in fiscal 2007. The primary elements of each Named Executive Officer's total compensation reported in the table are base salary, an annual bonus, and long-term equity incentives consisting of stock options and restricted stock awards. Named Executive Officers also earned the other benefits listed in the "All Other Compensation" column of the Summary Compensation Table, as further described in footnote 3 to the table. As noted above, the Company does not have employment agreements with any of the Named Executive Officers.

        The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. The Grants of Plan-Based Awards table, and the accompanying description of the material terms of the stock options and restricted stock awards granted during fiscal 2007, provides information regarding the long-term equity incentives awarded to our Named Executive Officers. The Outstanding Equity Awards at Fiscal Year End and Option Exercises and Stock Vested tables provide further information on the Named Executive Officers' potential realizable value and actual value realized with respect to their equity awards.

Grants of Plan-Based Awards—Fiscal 2007

        The following table provides information about grants of plan-based cash and equity awards during fiscal year 2007 to the Named Executive Officers. Each of the equity-based awards was granted under our 1987 Plan.

								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

James J. Peterson	10/2/06	—	—	—	—	—	—	—	150,000	18.97	1,095,659

David R. Sonksen	10/2/06	—	—	—	—	—	—	—	75,000	18.97	547,829

Ralph Brandi	10/2/06 4/2/07	— —	— —	— —	— —	— —	— —	— 100,000	100,000 —	18.97 —	730,439 2,099,000

James H. Gentile	10/2/06	—	—	—	—	—	—	—	50,000	18.97	365,220

Stephen G. Litchfield	10/2/06 1/12/07	— —	— —	— —	— —	— —	— —	— —	75,000 25,000	18.97 18.77	547,829 176,677

(1)
The amounts reported in the "Grant Date Fair Value of Stock and Option Awards" column reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company's financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in this column, please see footnote (1) to the Summary Compensation Table.

  Description of Plan-Based Awards

        Each of the equity-based awards reported in the Grants of Plan-Based Awards Table was granted under, and is subject to, the terms of the 1987 Plan. The 1987 Plan is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a named executive officer upon his death. However, the Compensation Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities laws and, with limited exceptions set forth in the plan document, are not made for value.

        Under the terms of awards granted under the 1987 Plan, if there is a change in control of the Company, outstanding awards granted under the plan (including awards held by our Named Executive Officers) will generally terminate unless the Compensation Committee provides for the substitution, assumption, exchange or other continuation of the outstanding awards. The Compensation Committee has discretion to provide for outstanding awards to become vested and/or to be canceled in exchange for the right to receive a cash payment in connection with the change in control transaction.

  Options

        Each option reported in the table above was granted with a per-share exercise price equal to the fair market value of a share of our common stock on the grant date. For these purposes, and in accordance with the terms of the 1987 Plan and our option grant practices, the fair market value is equal to the closing price of a share of our common stock on the applicable grant date.

        Each option granted to our Named Executive Officers in fiscal 2007 is subject to a three-year vesting schedule, with one-third of the option vesting on each of the first three anniversaries of the grant date, provided that the executive continues to be employed with us through the vesting date. Once vested, each option will generally remain exercisable until its normal expiration date. Each of the options granted to our Named Executive Officers in fiscal 2007 has a term of six years. However, vested options may terminate earlier in connection with a change in control transaction or a termination of the Named Executive Officer's employment. Subject to any accelerated vesting that may apply in the circumstances, the unvested portion of the option will immediately terminate upon a termination of the Named Executive Officer's employment. The Named Executive Officer will generally have three months to exercise the vested portion of the option following a termination of employment. This period is extended to twelve months if the termination is a result of the Named Executive Officer's death or disability.

        The options granted to Named Executive Officers during fiscal 2007 do not include any dividend rights.

  Restricted Stock

        We granted one award of restricted stock to a Named Executive Officer for fiscal 2007. This award will generally become fully vested on the second anniversary of the grant date, provided that the executive continues to be employed with us through the vesting date. However, the restricted shares will vest in full if the executive's employment terminates due to his death. Prior to time the shares become vested, the executive generally does not have the right to dispose of the restricted shares, but does have the right to vote and receive dividends (if any) paid by the Company in respect of the restricted shares.

Outstanding Equity Awards at Fiscal Year-End—Fiscal 2007

        The following table presents information regarding the outstanding equity awards held by each of the Named Executive Officers as of September 30, 2007, including the vesting dates for the portions of these awards that had not vested as of that date.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

James J. Peterson	50,000 85,000 257,900 500,000 —	— — — — 150,000	(2)	— — — — —	15.47 11.36 13.72 25.27 18.97	12/20/2011 08/18/2014 09/26/2014 09/26/2015 10/02/2012	— — — — —		— — — — —	— — — — —	— — — — —

David R. Sonksen	33,000 20,000 12,000 110,000 220,000 —	— — — — — 75,000	(2)	— — — — — —	15.47 7.06 11.36 13.72 25.27 18.97	12/20/2011 06/17/2013 08/18/2014 09/26/2014 09/26/2015 10/02/2012	— — — — — —		— — — — — —	— — — — — —	— — — — — —

Ralph Brandi	9,638 2,000 344 32,200 15,200 53,349 15,000 130,000 250,000 — —	— — — — — — — — — 100,000 —	(2)	— — — — — — — — — — —	1.89 1.69 7.22 15.47 8.62 7.06 11.36 13.72 25.27 18.97 —	04/20/2009 11/22/2009 02/28/2010 12/20/2011 03/15/2012 06/13/2013 08/18/2014 09/26/2014 09/26/2015 10/02/2012 —	— — — — — — — — — — 100,000	(4)	— — — — — — — — — — 2,788,000	— — — — — — — — — — —	— — — — — — — — — — —

James H. Gentile	6,000 2,000 6,000 26,200 3,100 6,000 8,000 5,000 20,000 35,000 70,000 —	— — — — — — — — — — — 50,000	(2)	— — — — — — — — — — — —	6.98 7.14 5.72 15.47 8.62 3.12 7.06 11.36 13.72 16.17 25.27 18.97	07/05/2010 11/28/2010 03/12/2011 12/20/2011 03/15/2002 11/26/2012 06/17/2013 08/18/2014 09/26/2014 03/28/2015 09/26/2015 10/02/2012	— — — — — — — — — — — —		— — — — — — — — — — — —	— — — — — — — — — — — —	— — — — — — — — — — — —

Stephen G. Litchfield	2,130 10,000 50,000 35,000 170,000 — —	— — — — — 75,000 25,000	(2) (3)	— — — — — — —	9.57 11.36 13.72 16.17 25.27 18.97 18.77	10/20/2013 08/18/2014 09/26/2014 03/28/2015 09/26/2015 10/02/2012 01/12/2013	— — — — — — —		— — — — — — —	— — — — — — —	— — — — — — —

(1)
The dollar amounts shown in this column are determined by multiplying (x) the number of unvested shares or units subject to the award by (y) $27.88 (the closing price of a share of our common stock on September 28, 2007, the last trading day of fiscal 2007).

(2)
These grants vest annually in equal installments over a three-year period beginning October 2, 2006.

(3)
This grant vests annually in equal installments over a three-year period beginning January 12, 2007.

(4)
This grant vests in one installment on April 2, 2009.

Option Exercises and Stock Vested—Fiscal 2007

        The following table presents information regarding the exercise of stock options by the Named Executive Officers during fiscal 2007, and on the vesting during fiscal 2007 of other stock awards previously granted to the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James J. Peterson	135,500	1,779,715	—	—
David R. Sonksen	—	—	—	—
Ralph Brandi	1,800	22,779	—	—
James H. Gentile	—	—	—	—
Stephen G. Litchfield	10,000	113,831	—	—

(1)
The dollar amounts shown in this column for option awards are determined by multiplying (i) the number of shares of our common stock to which the exercise of the option related, by (ii) the difference between the per-share closing price of our common stock on the date of exercise and the exercise price of the options.

Potential Payments upon Termination or Change in Control

  Change of Control and Retention Agreements

        The following section describes the benefits that may become payable to the Named Executive Officers in connection with certain terminations of their employment following a change in control of the Company pursuant to the terms of their respective change of control or retention agreements with the Company. In addition to the benefits described below, outstanding equity-based awards held by our Named Executive Officers may also be subject to accelerated vesting in connection with a change in control of the Company under the terms of our 1987 Plan as noted under "Grants of Plan-Based Awards" above.

        In the event that a Named Executive Officer's employment is terminated by the Company without cause or by the executive for good reason at any time following a change of control, the executive would be entitled to severance benefits based on the "Severance Multiplier" provided in that executive's agreement. (For these purposes, the terms "cause," "good reason" and "change of control" are each defined in the applicable agreement.) For Messrs. Peterson, Sonksen and Brandi, the Severance Multiplier is two, and for Messrs. Gentile and Litchfield, the Severance Multiplier is one. In each case, the executive would be entitled to the following benefits: (1) a lump sum cash payment equal to the Severance Multiplier times the sum of (a) the executive's base salary as of the date of termination, plus (b) the highest annual bonus the executive received in any of the three years preceding the year of termination; (2) continued payment by the Company for the number of years represented by the Severance Multiplier of the premiums for medical, dental and vision coverage for the executive and his eligible dependants, the premiums for the executive's life insurance coverage, and the executive's car allowance; (3) a cash payment equal to the value of the executive's unvested benefits under the Company's tax-qualified retirement plans; and (4) full acceleration of the executive's then outstanding and unvested equity-based awards, with the executive's options to remain exercisable for the number of years represented by the Severance Multiplier (subject to earlier termination on the option's expiration date).

        The agreements with Messrs. Peterson and Sonksen also provide that the executive will be entitled to severance benefits if he voluntarily terminates employment other than for good reason following a change in control of the Company. The executive would be entitled to continued payment of his monthly base salary for a period of between 12 and 18 months (depending on his number of years of service with the Company) and continued payment by the Company during that period of the premiums for medical, dental and vision coverage for the executive and his eligible dependants, the premiums for the executive's life insurance coverage, and the executive's car allowance. In addition, the executive will be entitled to a prorated bonus for the year in which the termination occurs, and his then outstanding and unvested equity-based awards, to the extent that they would have vested during that period if the executive had continued his employment with the Company, will generally become vested and, in the case of options, will remain exercisable during that period (subject to earlier termination on the option's expiration date). Finally, these agreements provide that if the benefits payable to the executive in connection with a change in control would be subject to the excise tax imposed under Section 280G of the U.S. Internal Revenue Code of 1986 ("Section 280G"), the Company will make a gross-up payment to the executive so that the net amount of such payment (after taxes) he receives is sufficient to pay the excise tax due.

        In addition, the agreements with Messrs. Peterson and Sonksen provide that, during the period of between 12 and 18 months following termination of employment as described above, the executive will not solicit the Company's employees or, in the case of a voluntary termination by the executive without good reason, engage in a business that competes with the Company. The agreements with the other Named Executive Officers provide that, if the executive becomes entitled to the severance benefits described above, these non-competition and non-solicitation covenants will apply for the number of years following termination of employment represented by the applicable Severance Multiplier.

  Estimated Severance Benefits

        As prescribed by disclosure rules of the Securities and Exchange Commission, in calculating the amount of any potential payments to the Named Executive Officers under the arrangements described above, we have assumed that the applicable triggering event (i.e., termination of employment and/or change in control of the Company) occurred on September 30, 2007 and that the price per share of our common stock is equal to the closing price on that date.

        Termination Without Cause or for Good Reason after Change of Control.    The following chart presents our estimate of the amount of the benefits to which each of the Named Executive Officers would have been entitled had his employment terminated on September 30, 2007 pursuant to a termination by the Company without cause or by the executive for good reason following a change in control of the Company:

Name	Cash Severance ($)	Continuation of Benefits ($)(1)	Equity Acceleration ($)(2)	Section 280G Gross-Up ($)(3)
James J. Peterson	2,500,000	106,260	1,336,500	2,163,083
David R. Sonksen	1,272,000	100,316	668,250	1,119,499
Ralph Brandi	1,476,000	111,690	3,679,000	—
James H. Gentile	429,000	41,742	445,500	—
Stephen G. Litchfield	495,000	60,045	896,000	—

(1)
This column includes the Company's cost to provide continued medical, dental, vision and life insurance for the executive and the executive's car allowance through the applicable severance period. As described above, the severance period is two years in the case of Messrs. Peterson, Sonksen and Brandi and one year in the case of Messrs. Gentile and Litchfield. (The account of each of our Named Executive Officers under our 401(k) plan was fully vested as of September 30, 2007.)

(2)
This column reports the intrinsic value of the unvested portions of each executive's awards that would accelerate in the circumstances. For options, this value is calculated by multiplying the amount (if any) by which the closing price of our common stock on the last trading day of the fiscal year exceeds the exercise price of the option by the number of shares subject to the accelerated portion of the option. For restricted stock awards, this value is calculated by multiplying the closing price of our common stock on the last trading day of the fiscal year by the number of shares subject to the accelerated portion of the award.

(3)
As described above, if the benefits payable to Messrs. Peterson or Sonksen in connection with a change in control would be subject to the excise tax imposed under Section 280G, we will make an additional payment to the executive so that the net amount of such payment (after taxes) he receives is sufficient to pay the excise tax due. For purposes of calculating the amount of this payment, we have assumed that the executive's outstanding equity awards would be accelerated and terminated in exchange for a cash payment upon the change in control. The value of this acceleration (and thus the amount of the additional payment) would be slightly higher if the accelerated awards were assumed by the acquiring company rather than terminated upon the transaction.

        Voluntary Termination Other Than for Good Reason after Change of Control.    The following chart presents our estimate of the amount of the benefits to which each of the Named Executive Officers would have been entitled had his employment terminated on September 30, 2007 pursuant to a voluntary termination by the executive other than for good reason following a change in control of the Company:

Name	Cash Severance	Continuation of Benefits(1)	Equity Acceleration(2)	Section 280G Gross-Up(3)
James J. Peterson	1,775,000	75,444	1,336,500	1,748,426
David R. Sonksen	954,000	75,237	668,250	931,278
Ralph Brandi	—	—	—	—
James H. Gentile	—	—	—	—
Stephen G. Litchfield	—	—	—	—

(1)
This column includes our cost to provide continued medical, dental, vision and life insurance for the executive and the executive's car allowance through the applicable severance period. As described above, the severance period is between 12 and 18 months depending on the executive's period of service with the Company. Based on a termination of employment on September 30, 2007, the applicable severance period for Mr. Peterson would be 17 months, and the applicable severance period for Mr. Sonksen would be 18 months.

(2)
See footnote (2) to the table above.

(3)
See footnote (3) to the table above.

  Separation Agreement with David Sonksen

        On November 14, 2007, the Company entered into a separation agreement with Mr. Sonksen that provides for the termination of his employment with the Company effective March 31, 2008. Under the agreement, Mr. Sonksen has agreed to remain as a consultant to the Company through October 2, 2009 unless the consulting period is terminated earlier as provided in the agreement. During the consulting period, Mr. Sonksen will continue to receive base salary at the rate in effect on March 31, 2008 and an additional $100 per hour for any consulting services he provides in excess of 30 hours per month. In addition, he will be entitled to continued medical, dental and life insurance coverage during the consulting period, a prorated bonus for fiscal 2008 to be paid in December 2008, and one-time payments of $16,500 and $3,000 for auto allowance and tax planning allowance, respectively. In addition, Mr. Sonksen's outstanding equity-based awards will continue to vest during the consulting period and, if the consulting period does not terminate earlier than October 2, 2009, will become fully vested on that date. During the consulting period, Mr. Sonksen will continue to be covered by his change of control agreement with the Company as described above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own beneficially more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the NASDAQ Stock Market. The Securities and Exchange Commission has established specific due dates for these reports, and we must disclose in this proxy statement any late filings during fiscal 2007. To our knowledge, based solely on our review of the copies of Section 16(a) forms required to be furnished to us with respect to fiscal 2007 and any written representations that no other reports were required, all of these reports were timely filed during fiscal 2007.

PROPOSAL 2

APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

General

        Our current Certificate of Incorporation authorizes the issuance of 100,000,000 shares of our common stock. On December 20, 2007, our Board of Directors unanimously approved an amendment of our Certificate of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 to 250,000,000, subject to stockholder approval. Our Certificate of Incorporation will remain the same in all other respects. Our Board of Directors recommends that stockholders approve the proposed amendment of our Certificate of Incorporation. The text of the proposed amendment is attached as Appendix A and incorporated in this proxy statement by reference.

Purpose and Background of the Proposed Amendment

        As of January [    ], 2008, there were approximately [                        ] shares of our common stock issued and outstanding. This number does not include approximately [            ] shares reserved for issuance upon exercise of all outstanding options under our Microsemi Corporation 1987 Stock Plan, as amended, and other equity plans assumed by us in connection with past acquisitions, or any shares of our common stock reserved for future issuance under our equity incentive plans as of January [    ], 2008.

        The purpose of the proposed amendment is to allow us to have a sufficient number of shares of authorized and unissued common stock which can be issued in connection with such corporate purposes as may, from time to time, be considered advisable by our Board of Directors. Having such shares available for issuance in the future will give us greater flexibility and will allow the shares to be issued as determined by our Board without the expense and delay of a special stockholders' meeting to approve the additional authorized capital stock. The corporate purposes for which we may issue common stock could include, without limitation, issuance in connection with acquisitions, issuance upon the exercise of stock options granted under our various stock plans or in connection with other employee benefit plans, issuances in connection with stock splits or stock dividends and issuances in connection with equity financings.

Effect of Proposed Amendment

        The increase in our authorized common stock will not have any immediate effect on the rights of existing stockholders. However, our Board of Directors will have the authority to issue common stock without requiring future stockholder approval of such issuances, except as may be required by our Certificate of Incorporation and applicable law and regulations. To the extent that the additional authorized shares are issued in the future, they will decrease our existing stockholders' percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing stockholders for their shares, could be dilutive to our existing stockholders. The holders of our common stock have no preemptive rights to subscribe for or purchase any additional shares of our common stock that may be issued in the future.

        The increase in the authorized number of shares of our common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could (within the limits imposed by applicable law) be issued in one or more transactions that would make a change in control of us more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of our outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. Our Board of Directors is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in our authorized shares of common stock be used as a type of antitakeover device.

Implementing the Proposed Amendment

        If approved by our stockholders at the Annual Meeting, the proposed amendment to our Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware. Although our Board of Directors intends to file the Certificate of Amendment as soon as practicable after the Annual Meeting, if, in the judgment of our Board of Directors, any circumstances exist that would make consummation of the proposed amendment inadvisable, then, in accordance with Delaware law and notwithstanding approval of the proposed amendment to the Certificate of Incorporation by our stockholders, our Board of Directors may abandon the proposed amendment, either before or after approval and authorization by our stockholders, at any time prior to the effectiveness of the filing of the Certificate of Amendment.

Vote Required and Recommendation of the Board of Directors

        Approval of Proposal 2 requires the affirmative vote of the holders of at least a majority of the outstanding shares of common stock, whether or not present or represented by proxy at the Annual Meeting.

        YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2 TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF OUR COMMON STOCK.

PROPOSAL 3

APPROVAL OF THE MICROSEMI CORPORATION
2008 PERFORMANCE INCENTIVE PLAN

General

        At the Annual Meeting, stockholders will be asked to approve the Microsemi Corporation 2008 Performance Incentive Plan (the "2008 Plan"), which was adopted, subject to stockholder approval, by the Board of Directors on December 20, 2007.

        We believe that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company, and that incentive compensation plans like the proposed 2008 Plan are an important attraction, retention and motivation tool for participants in the plan.

        We currently maintain the 1987 Microsemi Corporation Stock Plan, as amended (the "1987 Plan"). As of January [    ], 2008, a total of [                        ] shares of our common stock were then subject to outstanding awards granted under the 1987 Plan, and an additional [                        ] shares of our common stock were then available for new award grants under the 1987 Plan. Our outstanding options generally may not be transferred to third parties for value and do not include dividend equivalent rights.

        The Board of Directors approved the 2008 Plan based, in part, on a belief that the number of shares currently available under the 1987 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. If stockholders approve the 2008 Plan, no new awards will be granted under the 1987 Plan after the Annual Meeting. In that case, the number of shares of our common stock that remain available for award grants under the 1987 Plan immediately prior to the Annual Meeting will become available for award grants under the 2008 Plan. In addition, if stockholders approve the 2008 Plan, any shares of common stock subject to awards granted under the 1987 Plan that expire, are cancelled, or otherwise terminate after the Annual Meeting will also be available for award grant purposes under the 2008 Plan. Similar to the 1987 Plan, the 2008 Plan provides that the number of shares available for award grants under the plan will automatically increase on October 1 of each fiscal year during each of the first five consecutive years of the term of the plan as described below.

        If stockholders do not approve the 2008 Plan, we will continue to have the authority to grant awards under the 1987 Plan. If stockholders approve the 2008 Plan, the termination of our grant authority under the 1987 Plan will not affect awards then outstanding under that plan.

Summary Description of the 2008 Performance Incentive Plan

        The principal terms of the 2008 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2008 Plan, which appears as Appendix B to this Proxy Statement.

        Purpose.    The purpose of the 2008 Plan is to promote the success of the Company and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, key technical and other employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the Company. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

        Administration.    Our Board of Directors or one or more committees appointed by our Board of Directors will administer the 2008 Plan. Our Board of Directors has delegated general administrative authority for the 2008 Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the 2008 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company. (The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the "Administrator").

        The Administrator has broad authority under the 2008 Plan with respect to award grants including, without limitation, the authority:

  •
  to select participants and determine the type(s) of award(s) that they are to receive;

  •
  to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

  •
  to cancel, modify, or waive the Company's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

  •
  to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

  •
  subject to the other provisions of the 2008 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

  •
  to allow the purchase price of an award or shares of our common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of our common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

        No Repricing.    In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) will any adjustment be made to a stock option or stock appreciation right award under the 2008 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.

        Eligibility.    Persons eligible to receive awards under the 2008 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. Currently, approximately 2,300 officers and employees of the Company and its subsidiaries (including all of the Company's Named Executive Officers), and each of the Company's six Non-Employee Directors, are considered eligible under the 2008 Plan.

        Authorized Shares; Limits on Awards.    The maximum number of shares of our common stock that may be issued or transferred pursuant to awards under the 2008 Plan equals the sum of: (1) the number of shares available for additional award grant purposes under the 1987 Plan as of the date of the Annual Meeting and determined immediately prior to the termination of the authority to grant new awards under that plan as of the date of the Annual Meeting, plus (2) the number of any shares subject to stock options granted under the 1987 Plan and outstanding as of the date of the Annual Meeting which expire, or for any reason are cancelled or terminated, after the date of the Annual Meeting without being exercised, plus (3) the number of any shares subject to restricted stock and restricted stock unit awards granted under the 1987 Plan that are outstanding and unvested as of the date of the Annual Meeting which are forfeited, terminated, cancelled, or otherwise reacquired after the date of the Annual Meeting without having become vested. In addition, on October 1 of each fiscal year during the first five years of the plan (commencing with October 1, 2008), an additional number of shares of our common stock will be available for award grant purposes under the 2008 Plan equal to the lesser of (i) 3% of the total number of shares of our common stock issued and outstanding on the last day of the immediately preceding fiscal year, (ii) 7,500,000 shares of our common stock or (iii) such number of shares of common stock established by our Board. As of January [    ], 2008, approximately [                        ] shares were available for additional award grant purposes under the 1987 Plan, and approximately [                        ] shares were subject to awards then outstanding under the 1987 Plan. As noted above, no additional awards will be granted under the 1987 Plan if stockholders approve the 2008 Plan.

        Shares issued in respect of any "full-value award" granted under the 2008 Plan will be counted against the share limit described in the preceding paragraph as 2.25 shares for every one share actually issued in connection with the award. For example, if the Company granted 100 shares of its common stock under the 2008 Plan, 225 shares would be charged against the share limit with respect to that award. For this purpose, a "full-value award" generally means any award granted under the plan other than a stock option or stock appreciation right.

        The following other limits are also contained in the 2008 Plan:

  •
  The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is equal to the aggregate share limit of the plan, as in effect from time to time.

  •
  The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 1,000,000 shares.

  •
  "Performance-Based Awards" under Section 5.2 of the 2008 Plan payable only in cash and not related to shares and granted to a participant in any one calendar year will not provide for payment of more than $5,000,000.

        To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2008 Plan. In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2008 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise.) Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2008 Plan will again be available for subsequent awards under the 2008 Plan. Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an award granted under the 2008 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2008 Plan. In addition, the 2008 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2008 Plan. The Company may not increase the applicable share limits of the 2008 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

        Types of Awards.    The 2008 Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in our common stock or units of our common stock, as well as cash bonus awards pursuant to Section 5.2 of the 2008 Plan. The 2008 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

        A stock option is the right to purchase shares of our common stock at a future date at a specified price per share (the "exercise price"). The per share exercise price of an option generally may not be less than the fair market value of a share of our common stock on the date of grant. The maximum term of an option is six years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under "Federal Income Tax Consequences of Awards Under the 2008 Plan" below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2008 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

        A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of our common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of our common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is six years from the date of grant.

        The per share exercise price of an option or the per share base price of a stock appreciation right may, however, be less than the fair market value of a share of our common stock on the date of grant if the option or stock appreciation right will be treated as a full-value award under the share-counting rules for the 2008 Plan described above.

        The other types of awards that may be granted under the 2008 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards granted consistent with Section 5.2 of the 2008 Plan as described below.

        Performance-Based Awards.    The Administrator may grant awards that are intended to be performance- based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code ("Performance-Based Awards"). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2008 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

        The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, sales orders, or any combination thereof. The performance measurement period with respect to an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

        Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading "Authorized Shares; Limits on Awards" above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

        Deferrals.    The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

        Assumption and Termination of Awards.    Generally, and subject to limited exceptions set forth in the 2008 Plan, if the Company dissolves or undergoes certain corporate transactions such as a merger, business combination, or other reorganization, or a sale of substantially all of its assets, all awards then-outstanding under the 2008 Plan will terminate or be terminated in such circumstances, unless the Administrator provides for the assumption, substitution or other continuation of the award. The Administrator also has the discretion to provide for accelerated vesting of awards and/or establish other change in control provisions with respect to awards granted under the 2008 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

        Transfer Restrictions.    Subject to certain exceptions contained in Section 5.7 of the 2008 Plan, awards under the 2008 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient's lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient's beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and, with limited exceptions set forth in the 2008 Plan, are not made for value.

        Adjustments.    As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2008 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

        No Limit on Other Authority.    Except as expressly provided with respect to the termination of the authority to grant new awards under the 1987 Plan if stockholders approve the 2008 Plan, the 2008 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to our common stock, under any other plan or authority.

        Termination of or Changes to the 2008 Plan.    Our Board of Directors may amend or terminate the 2008 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2008 Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) Unless terminated earlier by our Board of Directors, the authority to grant new awards under the 2008 Plan will terminate on December 19, 2017. Outstanding awards, as well as the Administrator's authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the 2008 Plan

        The U.S. federal income tax consequences of the 2008 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2008 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

        With respect to nonqualified stock options, the company generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

        The current federal income tax consequences of other awards authorized under the 2008 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income.

        If an award is accelerated under the 2008 Plan in connection with a "change in control" (as this term is used under the U.S. Internal Revenue Code), the company may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not "performance-based" within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by the company in certain circumstances.

Specific Benefits under the 2008 Performance Incentive Plan

        We have not approved any awards that are conditioned upon stockholder approval of the 2008 Plan. We are not currently considering any other specific award grants under the 2008 Plan. If the 2008 Plan had been in existence in fiscal 2007, we expect that our award grants for fiscal 2007 would not have been substantially different from those actually made in that year under the 1987 Plan. For information regarding stock-based awards granted to our Named Executive Officers during fiscal 2007, see the material under the heading "Executive Compensation" above.

        The closing market price for a share of our common stock as of January [    ], 2008 was [$            ] per share.

EQUITY COMPENSATION PLAN INFORMATION

        We currently maintain one equity compensation plan: the 1987 Plan. This plan has been approved by our stockholders. Stockholders are also being asked to approve a new equity compensation plan, the 2008 Plan, as described above.

        The following table sets forth, for our equity compensation plan, the number of shares of common stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of September 30, 2007.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options		Weighted-average exercise price of outstanding options		Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	10,302,141	(1)	$18.41	(2)	3,145,350	(3)
Equity compensation plans not approved by stockholders	N/A		N/A		N/A
Total	10,302,141		$18.41		3,145,350

(1)
This amount includes 100,000 shares that were subject to outstanding restricted stock awards granted under the 1987 Plan. This amount does not include options to purchase an aggregate of 1,606,222 shares of the Company's common stock and restricted stock awards covering 49,731 shares of the Company's common stock that the Company assumed through acquisitions and were outstanding as of September 30, 2007. The weighted-average exercise price of the outstanding assumed options was $14.64 per share. |

(2)
This amount does not reflect the shares that were subject to outstanding restricted stock awards granted under the 1987 Plan, nor the assumed awards referred to in footnote 1 above.

(3)
All of these shares were available for future issuance under the 1987 Plan. No new awards will be granted under the 1987 Plan if and when stockholders approve the 2008 Plan. The 1987 Plan and the proposed 2008 Plan each include a formula for automatic increases in the number of securities available for issuance under the plan on the first day of each fiscal year. The amount reported in the table above does not include the 2,862,883 shares that automatically became available for award grant purposes under the 1987 Plan on October 1, 2007.

Vote Required and Recommendation of the Board of Directors

        Our Board of Directors believes that the adoption of the 2008 Plan will promote the interests of the Company and its stockholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.

        All members of our Board of Directors are eligible for awards under the 2008 Plan and thus have a personal interest in the approval of the 2008 Plan.

        Approval of Proposal 3 requires the affirmative vote of a majority of the stock having voting power present or represented by proxy at the Annual Meeting. For purposes of Proposal 3, any broker non-votes will not be counted in determining the number of shares necessary for approval of the proposal, assuming a quorum is obtained. Abstentions will have the same effect as a vote against Proposal 3.

        YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 3 TO APPROVE THE 2008 PERFORMANCE INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN APPENDIX B HERETO.

AUDIT MATTERS

Independent Registered Public Accounting Firm

        PricewaterhouseCoopers LLP, our independent registered public accounting firm for the fiscal year ended September 30, 2007, has been selected by our Audit Committee to serve in that same capacity for the current fiscal year.

        A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and to be available to respond to appropriate questions.

Audit and Non-Audit Fees

        We were billed an aggregate of $2,846,000 and $3,257,000 by PricewaterhouseCoopers LLP for professional services in fiscal 2006 and fiscal 2007, respectively. The table below sets forth the components of these aggregate amounts.

	Amount Billed
Description of Professional Services
	Fiscal 2006	Fiscal 2007
Audit Fees—professional services rendered for the audit of our annual financial statements in our Forms 10-K, the reviews of the quarterly financial statements in our Forms 10-Q, and Sarbanes-Oxley testing	$2,255,000	$2,342,000
Audit-related Fees—assurance and related services reasonably related to the performance of the audit or review of our financial statements	—	—
Tax Fees—professional services rendered for tax compliance, tax advice and tax planning(1)	$591,000	$915,000
All Other Fees	—	—

Total Fees	$2,846,000	$3,257,000

(1)
Tax services in fiscal 2006 and fiscal 2007 included preparation of federal and state income tax returns, work concerning research and development tax credits and tax planning.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy regarding the pre-approval of audit and non-audit services to be provided by our independent registered public accounting firm. The policy requires that PricewaterhouseCoopers LLP seek pre-approval by the Audit Committee of all audit and permissible non-audit services by providing a description of the services to be performed and specific fee estimates for each such service. One-hundred percent (100%) of the Audit-Related Fees and Tax Fees billed by PricewaterhouseCoopers during fiscal 2007 and fiscal 2006 were approved by the Audit Committee pursuant to regulations of the Securities and Exchange Commission.

AUDIT COMMITTEE REPORT

        The following is the report of our Audit Committee with respect to our audited financial statements for the fiscal year ended September 30, 2007. This report shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act or to the liabilities of Section 18 of the Securities Exchange Act, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act or the Securities Exchange Act, except to the extent we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act or the Securities Exchange Act.

Report of the Audit Committee

        As members of the Audit Committee, we are responsible for oversight of all aspects of the Company's financial reporting, internal control and audit functions. We carry out those responsibilities in accordance with the guidelines set forth in our Audit Committee Charter, which is available on our website under the Corporate Governance section at http://www.microsemi.com. The Audit Committee is solely responsible for engaging the independent registered public accounting firm on behalf of the Company to provide any audit and non-audit services. We have approved an engagement agreement with PricewaterhouseCoopers LLP, the independent registered public accounting firm. The engagement agreement establishes certain particular services that are required of the independent registered public accounting firm. The engagement agreement further requires the independent registered public accounting firm to inform the Audit Committee of each particular other service they will render, and in each instance these other particular services are subject to prior review and approval of the Audit Committee. We have not delegated, and will not delegate, this responsibility to the Company's management.

        Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and the system of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company's financial statements. Our responsibility is to monitor and review these processes and procedures. We are not professionally engaged in the practice of accounting or auditing. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

        During fiscal 2007, we met and held discussions with management and the independent registered public accounting firm, PricewaterhouseCoopers LLP. The meetings were conducted so as to encourage communication among the members of the Audit Committee, management and the independent registered public accounting firm. We have reviewed and discussed the audited financial statements and systems of internal controls and procedures with management. We have also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61. We have received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 and have discussed with the independent registered public accounting firm such accounting firm's independence. Based on the review and discussions of the foregoing, we recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal year 2007 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Thomas R. Anderson (Chairman) William E. Bendush Dennis R. Leibel

PROPOSAL 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1983. The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for our 2008 fiscal year and year end. We are not required to submit the appointment of PricewaterhouseCoopers LLP for stockholder approval, but our Board of Directors has elected to seek ratification of the appointment of our independent registered public accounting firm by our stockholders. If our stockholders do not ratify this appointment, the Audit Committee will reconsider its appointment of PricewaterhouseCoopers LLP and will either continue to retain this firm or appoint a new independent registered public accounting firm.

        Before making its decision to appoint PricewaterhouseCoopers LLP, the Audit Committee carefully considered the firm's qualifications as our independent registered public accounting firm, which included a review of its overall performance last year, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee expressed satisfaction with PricewaterhouseCoopers LLP in all these respects.

        Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Vote Required and Recommendation of the Board of Directors

        The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting is required for ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2008 fiscal year. For purposes of this proposal, abstentions will have the same effect as a vote against the proposal.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 4 TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2008 FISCAL YEAR.

TRANSACTIONS WITH RELATED PERSONS

Certain Transactions with Related Persons

        There were no transactions during fiscal year 2007, nor are there any currently proposed transactions, where we were, are or will be a participant, the aggregate amount involved exceeds $120,000 and a related person, as defined by applicable rules of the Securities and Exchange Commission, has or will have a direct or indirect material interest.

Policies and Procedures for Approval of Related Person Transactions

        A request for our permission regarding any real or apparent conflict of interest may be granted in our sole discretion on a case-by-case basis on terms and subject to any conditions determined in our sole discretion. Before any director, officer or employee makes any investment, accepts any position or benefits or participates in any transaction or business arrangement that creates or appears to create a conflict of interest, such person must obtain our written approval, in each specific instance. Directors and officers can request approval from our Board of Directors, the Governance and Nominating Committee, the Audit Committee or any duly authorized Board committee, and all other part-time or full-time employees can request approval in writing from the Vice President of Human Resources.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

        In accordance with the rules of the Securities and Exchange Commission, we are delivering only one proxy statement and annual report to multiple stockholders that share the same address unless we have received contrary instructions from one or more of such stockholders. Upon oral or written request, we will deliver promptly a separate copy of this proxy statement or the annual report to a stockholder at a shared address to which a single copy of this proxy statement or the annual report was delivered. If you are a stockholder at a shared address to which we delivered a single copy of this proxy statement or the annual report and you desire to receive a separate copy of this proxy statement or the annual report, or if you desire to notify us that you wish to receive a separate proxy statement or annual report in the future, or if you are a stockholder at a shared address to which we delivered multiple copies of this proxy statement or the annual report and you desire to receive one copy in the future, please submit your request by mail to Investor Relations, Microsemi Corporation, 2381 Morse Avenue, Irvine, California 92614.

        If a broker or other record holder holds your Microsemi shares, please contact your broker or other record holder directly if you have questions, require additional copies of this proxy statement or the annual report, or wish to receive multiple reports by revoking your consent to housesholding.

ANNUAL REPORT

        Our 2007 Annual Report on Form 10-K has been mailed to stockholders concurrently with the mailing of this proxy statement. We will provide, without charge, a copy of our 2007 Annual Report on Form 10-K for the year ended September 30, 2007 (including the financial statements but excluding the exhibits thereto) upon the written request of any stockholder or beneficial owner of our common stock. Requests should be directed to the following address:

Secretary
Microsemi Corporation
2381 Morse Avenue
Irvine, California 92614

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

        Stockholders may view this proxy statement and our 2007 Annual Report on Form 10-K over the Internet by accessing our website at http://www.microsemi.com and clicking on the "Investors" tab. Information on our website does not constitute part of this proxy statement.

        In addition, most stockholders can elect to receive future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a stockholder of record, you can choose this option and save us the cost of producing and mailing these documents by following the instructions on the enclosed proxy card or by following the instructions provided if you vote over the Internet or by telephone. If you hold your shares through a bank or broker, please refer to the information provided by that entity for instructions on how to elect to receive future proxy statements and annual reports over the Internet.

OTHER MATTERS

        Our Board of Directors is not aware of any matter, other than the matters set forth herein, which will be presented for action at the Annual Meeting; but should any other matter requiring a vote of the stockholders arise, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote all proxies received on such other matters in accordance with the interests of the Company, in the discretion of the person or persons voting the proxies or consistent with any instructions given to such persons by our Board of Directors, in its discretion. In addition, the enclosed proxy is intended to include discretionary authority to vote for approval of minutes of the prior meeting without ratifying the actions taken at such meeting, the disposition of any matters incident to the conduct of the Annual Meeting, including but not limited to any adjournments or postponements, and, if a bona fide director nominee named herein is unable to serve or for good cause will not serve on the Board, for the election of any other person who may be nominated.

        All stockholders are urged to complete, sign, date and promptly return the enclosed Proxy.

By Order of the Board of Directors,

David R. Sonksen, Secretary

Irvine, California
January [    ], 2008

Appendix A

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MICROSEMI CORPORATION
a Delaware corporation

        It is hereby certified that:

        1.     The name of the corporation is Microsemi Corporation (the "Corporation").

        2.     The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the first sentence of Paragraph FOURTH thereof and by substituting in lieu thereof the following new first sentence of paragraph FOURTH:

          "FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is two hundred fifty-one million (251,000,000) shares, consisting of a class of one million (1,000,000) shares of Preferred Stock of the par value of $1.00 per share, and a class of two hundred fifty million (250,000,000) shares of Common Stock of the par value of $0.20 per share (the Preferred Stock, par value $1.00 per share, being herein referred to as "Preferred Stock"; and the Common Stock, par value $0.20 per share, being herein referred to as "Common Stock")."

        3.     The amendment of the Amended and Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by a duly authorized officer of the Corporation on the [    ] day of February 2008.

MICROSEMI CORPORATION
By:
Name: Title:

A-1

Appendix B

MICROSEMI CORPORATION
2008 PERFORMANCE INCENTIVE PLAN

1.     PURPOSE OF PLAN

        The purpose of this Microsemi Corporation 2008 Performance Incentive Plan (this "Plan") of Microsemi Corporation, a Delaware corporation (the "Corporation"), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.     ELIGIBILITY

        The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An "Eligible Person" is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation's eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the "Securities Act"), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation's compliance with any other applicable laws. An Eligible Person who has been granted an award (a "participant") may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, "Subsidiary" means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and "Board" means the Board of Directors of the Corporation.

3.     PLAN ADMINISTRATION

        3.1    The Administrator.    This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The "Administrator" means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

        With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

        3.2    Powers of the Administrator.    Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

  (a)
  determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

  (b)
  grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

  (c)
  approve the forms of award agreements (which need not be identical either as to type of award or among participants);

  (d)
  construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

  (e)
  cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

  (f)
  accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum six-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

  (g)
  adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6, and provided that in no case (except due to an adjustment contemplated by Section 7 or any repricing that may be approved by stockholders) shall such an adjustment constitute a repricing (by amendment, substitution, cancellation and regrant, exchange or other means) of the per share exercise or base price of any option or stock appreciation right;

  (h)
  determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator's action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

  (i)
  determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

  (j)
  acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration, provided, however, that in no case without stockholder approval shall the Corporation effect a "repricing" of a stock option or stock appreciation right granted under this Plan by purchasing the option or stock appreciation right at a time when the exercise or base price of the award is greater than the fair market value of a share of Common Stock; and

  (k)
  determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

        3.3    Binding Determinations.    Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

        3.4    Reliance on Experts.    In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

        3.5    Delegation.    The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.     SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

        4.1    Shares Available.    Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, "Common Stock" shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

        4.2    Share Limits.    The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the "Share Limit") is equal to the sum of the following:

  (1)
  the number of shares of Common Stock available for additional award grant purposes under the Corporation's 1987 Microsemi Corporation Stock Plan, as amended (the "1987 Plan") as of the date of stockholder approval of this Plan (the "Stockholder Approval Date") and determined immediately prior to the termination of the authority to grant new awards under the 1987 Plan as of the Stockholder Approval Date, plus

  (2)
  the number of any shares subject to stock options granted under the 1987 Plan and outstanding on the Stockholder Approval Date which expire, or for any reason are cancelled or terminated, after the Stockholder Approval Date without being exercised, plus

  (3)
  the number of any shares subject to restricted stock and restricted stock unit awards granted under the 1987 Plan that are outstanding and unvested on the Stockholder Approval Date that are forfeited, terminated, cancelled or otherwise reacquired by the Corporation without having become vested.

        In addition, the Share Limit shall automatically increase on October 1 of each year during the first five (5) consecutive years of the term of this Plan, commencing with October 1, 2008 and continuing through October 1, 2012, by an amount equal to the lesser of (i) three percent (3%) of the total number of shares of Common Stock issued and outstanding on the last day of the immediately preceding fiscal year, (ii) 7,500,000 shares of Common Stock or (iii) such number of shares of Common Stock as may be established by the Board.

        Shares issued in respect of any "Full-Value Award" granted under this Plan shall be counted against the foregoing Share Limit as 2.25 shares for every one share actually issued in connection with such award. (For example, if a stock bonus of 100 shares of Common Stock is granted under this Plan, 225 shares shall be charged against the Share Limit in connection with that award.) For this purpose, a "Full-Value Award" means any award under this Plan that is not a stock option grant or a stock appreciation right grant.

        The following limits also apply with respect to awards granted under this Plan:

  (a)
  The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is equal to the Share Limit as in effect from time to time.

  (b)
  The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 1,000,000 shares.

  (c)
  Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

        Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

        4.3    Awards Settled in Cash, Reissue of Awards and Shares.    To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, only the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan. To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right or stock option granted under this Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 4.2 with respect to such exercise.) Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award, shall not be available for subsequent awards under this Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

        4.4    Reservation of Shares; No Fractional Shares; Minimum Issue.    The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation's obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award (or, in the case of stock appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.     AWARDS

        5.1    Type and Form of Awards.    The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

          5.1.1    Stock Options.    A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an "ISO") or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be six (6) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

          5.1.2    Additional Rules Applicable to ISOs.    To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term "subsidiary" is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the

  Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an "incentive stock option" as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

          5.1.3    Stock Appreciation Rights.    A stock appreciation right or "SAR" is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the "base price" of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be six (6) years.

          5.1.4    Other Awards.    The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards granted consistent with Section 5.2 below.

        5.2    Section 162(m) Performance-Based Awards.    Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted to officers and employees ("Qualifying Options" and "Qualifying SARS," respectively) typically will be, granted as awards intended to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code ("Performance-Based Awards"). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or level using one or more of the Business Criteria set forth below (on an absolute or relative basis) for the Corporation on a consolidated basis or for one or more of the Corporation's subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

          5.2.1    Class; Administrator.    The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

          5.2.2    Performance Goals.    The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the following business criteria ("Business Criteria") as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, sales orders, or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Corporation or of its Subsidiaries. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals ("targets") must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.

          5.2.3    Form of Payment; Maximum Performance-Based Award.    Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b). The maximum number of shares of Common Stock which may be delivered pursuant to Performance-Based Awards (other than Qualifying Options and Qualifying SARs, and other than cash awards covered by the following sentence) that are granted to any one participant in any one calendar year shall not exceed 1,000,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1. In addition, the aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable only in cash and not related to shares of Common Stock and granted to that participant in any one calendar year shall not exceed $5,000,000. Awards that are cancelled during the year shall be counted against these limits to the extent required by Section 162(m) of the Code.

          5.2.4    Certification of Payment.    Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

          5.2.5    Reservation of Discretion.    The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

          5.2.6    Expiration of Grant Authority.    As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator's authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation's stockholders that occurs in the fifth year following the year in which the Corporation's stockholders first approve this Plan.

        5.3    Award Agreements.    Each award shall be evidenced by either (1) a written award agreement in a form approved by the Administrator and executed by the Corporation by an officer duly authorized to act on its behalf, or (2) an electronic notice of award grant in a form approved by the Administrator and recorded by the Corporation (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under this Plan generally (in each case, an "award agreement"), as the Administrator may provide and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

        5.4    Deferrals and Settlements.    Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

        5.5    Consideration for Common Stock or Awards.    The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

  •
  services rendered by the recipient of such award;

  •
  cash, check payable to the order of the Corporation, or electronic funds transfer;

  •
  notice and third party payment in such manner as may be authorized by the Administrator;

  •
  the delivery of previously owned shares of Common Stock;

  •
  by a reduction in the number of shares otherwise deliverable pursuant to the award; or

  •
  subject to such procedures as the Administrator may adopt, pursuant to a "cashless exercise" with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

        In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant's ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

        5.6    Definition of Fair Market Value.    For purposes of this Plan, "fair market value" shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the last price (in regular trading) for a share of Common Stock as furnished by the National Association of Securities Dealers, Inc. (the "NASD") through the NASDAQ Global Market Reporting System (the "Global Market") for the date in question or, if no sales of Common Stock were reported by the NASD on the Global Market on that date, the last price (in regular trading) for a share of Common Stock as furnished by the NASD through the Global Market for the next preceding day on which sales of Common Stock were reported by the NASD. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the last price (in regular trading) for a share of Common Stock as furnished by the NASD through the Global Market on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock as furnished by the NASD through the Global Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Global Market as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

        5.7    Transfer Restrictions.

          5.7.1    Limitations on Exercise and Transfer.    Unless otherwise expressly provided in (or pursuant to) this Section 5.7 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

          5.7.2    Exceptions.    The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person's family members).

          5.7.3    Further Exceptions to Limits on Transfer.    The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

    (a)
    transfers to the Corporation (for example, in connection with the expiration or termination of the award),

    (b)
    the designation of a beneficiary to receive benefits in the event of the participant's death or, if the participant has died, transfers to or exercise by the participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

    (c)
    subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

    (d)
    if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

    (e)
    the authorization by the Administrator of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

        5.8    International Awards.    One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.     EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

        6.1    General.    The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

        6.2    Events Not Deemed Terminations of Service.    Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the applicable award agreement.

        6.3    Effect of Change of Subsidiary Status.    For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7.     ADJUSTMENTS; ACCELERATION

        7.1    Adjustments.    Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

        Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Corporation as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.

        It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

        Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

        7.2    Corporate Transactions—Assumption and Termination of Awards.    Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization; any exchange of Common Stock or other securities of the Corporation; a sale of all or substantially all the business, stock or assets of the Corporation; a dissolution of the Corporation; or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); then the Administrator may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award or the award would otherwise continue in accordance with its terms in the circumstances: (1) subject to Section 7.4 and unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days' notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

        Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

        The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.

        In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of the award if an event giving rise to an acceleration does not occur.

        Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

        7.3    Other Acceleration Rules.    The Administrator may override the provisions of Section 7.2 and/or 7.4 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

        7.4    Golden Parachute Limitation.    Notwithstanding anything else contained in this Section 7 to the contrary, in the event that any award or payment would be accelerated under this Plan to an extent or in a manner so that such award or payment, together with any other compensation and benefits provided to, or for the benefit of, the participant under any other plan or agreement of the Corporation or any of its Subsidiaries, would not be fully deductible by the Corporation or one of its Subsidiaries for federal income tax purposes because of Section 280G of the Code (collectively, "parachute payments"), the acceleration of such award or payment hereunder shall be reduced as and to the extent necessary to cause the maximum amount of the parachute payments (after reduction) to be one dollar ($1.00) less than the amount which would cause the parachute payments not to be fully deductible because of Section 280G of the Code; provided, however, that such reduction shall be made only if the total after-tax benefit to the participant is greater after giving effect to such reduction than if no such reduction was made. If a participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute "parachute payments" as defined in Section 280G of the Code and a reduction of such payments is required pursuant to the foregoing, then the participant may by written notice to the Corporation designate the order in which such parachute payments will be reduced or modified so that the Corporation or one of its Subsidiaries is not denied federal income tax deductions for any "parachute payments" because of Section 280G of the Code. Notwithstanding the foregoing, if a participant is a party to an employment or other agreement with the Corporation or one of its Subsidiaries, or is a participant in a severance program sponsored by the Corporation or one of its Subsidiaries, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), or the applicable award agreement includes such provisions, the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to the awards held by that participant (for example, and without limitation, a participant may be a party to an employment agreement with the Corporation or one of its Subsidiaries that provides for a "gross-up" as opposed to a "cut-back" in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any awards held by that participant).

8.     OTHER PROVISIONS

        8.1    Compliance with Laws.    This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

        8.2    No Rights to Award.    No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

        8.3    No Employment/Service Contract.    Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee's status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person's compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

        8.4    Plan Not Funded.    Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

        8.5    Tax Withholding.    Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation or one of its Subsidiaries shall have the right at its option to:

  (a)
  require the participant (or the participant's personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

  (b)
  deduct from any amount otherwise payable in cash to the participant (or the participant's personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

        In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

        8.6    Effective Date, Termination and Suspension, Amendments.

          8.6.1    Effective Date.    This Plan is effective as of December 20, 2007, the date of its approval by the Board (the "Effective Date"). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

          8.6.2    Board Authorization.    The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

          8.6.3    Stockholder Approval.    To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

          8.6.4    Amendments to Awards.    Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

          8.6.5    Limitations on Amendments to Plan and Awards.    No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

        8.7    Privileges of Stock Ownership.    Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

        8.8    Governing Law; Construction; Severability.

          8.8.1    Choice of Law.    This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

          8.8.2    Severability.    If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

          8.8.3    Plan Construction.

    (a)
    Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

    (b)
    Section 162(m). Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

        8.9    Captions.    Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

        8.10    Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.    Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

        8.11    Non-Exclusivity of Plan.    Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

        8.12    No Corporate Action Restriction.    The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

        8.13    Other Company Benefit and Compensation Programs.    Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR EACH OTHER PROPOSAL HEREON.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
	FOR all nominees (except as indicated to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed			FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS Nominees: 01 James J. Peterson 02 Dennis R. Leibel 03 Thomas R. Anderson 04 William E. Bendush 05 William L. Healey 06 Paul F. Folino 07 Matthew E. Massengill	☐	☐		3. APPROVAL OF THE MICROSEMI CORPORATION 2008 PERFORMANCE INCENTIVE PLAN	☐	☐	☐
(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above.)
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
2. APPROVAL OF AMENDMENT TO THE MICROSEMI CORPORATION CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 100,000,000 TO 250,000,000	☐	☐	☐	4. RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM FOR MICROSEMI CORPORATION FOR FISCAL 2008	☐	☐	☐
	Dated:	, 2008
IMPORTANT: Please date this proxy and sign exactly as your name or names appear(s) on your stock certificate. All joint owners should sign. Executors, administrators, trustees, guardians and others holding stock in a representative capacity, should sign and also give their title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in full partnership name by an authorized person.	Signature of Stockholder Signature if held jointly

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WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK

Internet and telephone voting is available through 8:59 P.M. Pacific Standard Time on the day prior to the Meeting.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, dated and returned your proxy card.

Internet http://www.proxyvoting.com/mscc		Telephone 1-866-540-5760
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

    Choose MLinkSM for Fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
MICROSEMI CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 20, 2008 AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF

        The undersigned stockholder of MICROSEMI CORPORATION, hereby revoking any proxy previously given, appoints James J. Peterson and David R. Sonksen, or either of them, with full power of substitution, as their attorneys-in-fact and proxies, to vote on behalf of the undersigned all shares of Common Stock, par value $0.20 per share, of MICROSEMI CORPORATION, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on February 20, 2008 at 10:00 A.M. (Pacific Standard Time), and at any adjournments or postponements thereof (the "Meeting"), upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated January [    ], 2008.

        This proxy, when properly executed and dated or submitted electronically or telephonically, will be voted according to your voting instructions as appropriately indicated, or to the extent that voting instructions are not so indicated, will be voted FOR each proposal listed on the reverse side hereof. Either proxy holder may vote this proxy in a manner determined in the proxy holder's discretion on any other matter that properly comes before the Meeting.

(Continued and to be marked, dated and signed on the other side and provide information below.)

Address Change (Mark the corresponding box on the reverse side.)

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TABLE OF CONTENTS
QUESTIONS AND ANSWERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
CORPORATE GOVERNANCE, BOARD MEETINGS AND COMMITTEES
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 2 APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION
PROPOSAL 3 APPROVAL OF THE MICROSEMI CORPORATION 2008 PERFORMANCE INCENTIVE PLAN
EQUITY COMPENSATION PLAN INFORMATION
AUDIT MATTERS
AUDIT COMMITTEE REPORT
PROPOSAL 4 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
TRANSACTIONS WITH RELATED PERSONS
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
ANNUAL REPORT
ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT
OTHER MATTERS